Exhibit 10.1

CREDIT AGREEMENT

Dated as of March 23, 2015

by and among

SHEA HOMES LIMITED PARTNERSHIP,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

and

U.S. BANK NATIONAL ASSOCIATION,

as Administrative Agent,

with

U.S. BANK NATIONAL ASSOCIATION,

as Lead Arranger and Bookrunner

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ARTICLE IV	CONDITIONS PRECEDENT	53
4.1	Initial Credit Extension	53
4.2	Each Credit Extension	55

ARTICLE V	REPRESENTATIONS AND WARRANTIES	56
5.1	Existence and Standing	56
5.2	Authorization and Validity	56
5.3	No Conflict; Government Consent	56
5.4	Financial Statements and Information	57
5.5	Material Adverse Change	57
5.6	Taxes	57
5.7	Litigation and Contingent Obligations	57
5.8	Entities Owned	57
5.9	ERISA	58
5.10	Accuracy of Information	58
5.11	Regulation U	58
5.12	Material Agreements	58
5.13	Compliance With Laws	58
5.14	Title to Properties	59
5.15	Plan Assets; Prohibited Transactions	59
5.16	Environmental Matters	59
5.17	Investment Company Act	59
5.18	Insurance	59
5.19	Subordinated Debt	59
5.20	Solvency	59
5.21	No Default	60
5.22	Foreign Asset Control Regulations	60

ARTICLE VI	COVENANTS	60
6.1	Financial Reporting	61
6.2	Notice of Material Events	62
6.3	Preservation of Existence and Similar Matters	63
6.4	Compliance with Applicable Law	63
6.5	Maintenance of Property; Completion of Construction	63
6.6	Insurance	63
6.7	Payment of Taxes and Claims	63
6.8	Books and Records; Inspections	64
6.9	Use of Proceeds	64
6.10	Environmental Matters	64
6.11	Further Assurances	64
6.12	[Reserved]	64
6.13	ERISA Compliance	64
6.14	Business Operations; Unrelated Business	65
6.15	[Reserved].	65
6.16	[Reserved].	65
6.17	Liens	65
6.18	Prepayment of Indebtedness	68

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6.19	Limitation on Fundamental Changes	68
6.20	Transactions with Affiliates	69
6.21	Investments	70
6.22	Dividends and Subordinated Debt	72
6.23	Financial Covenants	73
6.24	Guarantors	74
6.25	[Reserved.]	74
6.26	Foreign Assets Control Regulations	74

ARTICLE VII	DEFAULTS	74

ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	77
8.1	Acceleration; Remedies	77
8.2	Application of Funds	78
8.3	Amendments	79
8.4	Preservation of Rights	80

ARTICLE IX	GENERAL PROVISIONS	80
9.1	Survival of Representations	80
9.2	Governmental Regulation	80
9.3	Headings	80
9.4	Entire Agreement	80
9.5	Several Obligations; Benefits of this Agreement	81
9.6	Expenses; Indemnification.	81
9.7	[Reserved].	82
9.8	Accounting	82
9.9	Severability of Provisions	83
9.10	Nonliability of Lenders	83
9.11	Confidentiality	83
9.12	Nonreliance	84
9.13	Disclosure	84
9.14	USA PATRIOT ACT NOTIFICATION	84
9.15	Document Interpretation.	84

ARTICLE X	THE ADMINISTRATIVE AGENT	85
10.1	Appointment; Nature of Relationship	85
10.2	Powers	85
10.3	General Immunity	85
10.4	No Responsibility for Loans, Recitals, etc.	86
10.5	Action on Instructions of Lenders	86
10.6	Employment of Administrative Agents and Counsel	86
10.7	Reliance on Documents; Counsel	86
10.8	Administrative Agent’s Reimbursement and Indemnification	87
10.9	Notice of Event of Default	87
10.10	Rights as a Lender	87
10.11	Lender Credit Decision, Legal Representation	88
10.12	Successor Administrative Agent	88

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10.13	Administrative Agent and Arranger Fees	89
10.14	Delegation to Affiliates	89
10.15	No Advisory or Fiduciary Responsibility	89

ARTICLE XI	SETOFF; RATABLE PAYMENTS	90
11.1	Setoff	90
11.2	Ratable Payments	90

ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	90
12.1	Successors and Assigns	90
12.2	Participations	91
12.3	Assignments	92

ARTICLE XIII	NOTICES	94
13.1	Notices; Effectiveness; Electronic Communication	94

ARTICLE XIV	COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION	96
14.1	Counterparts; Effectiveness	96
14.2	Electronic Execution of Assignments	96

ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	96
15.1	CHOICE OF LAW	96
15.2	CONSENT TO JURISDICTION; OTHER MATTERS; WAIVERS	96

ARTICLE XVI	NON-RECOURSE	98
16.1	Notwithstanding any other term of provision of this Agreement, any other Loan Document or applicable law:	98

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SCHEDULES

Schedule 1	Authorized Officer(s)
Schedule 1(a)	Commitments
Schedule 1(b)	Guarantors
Schedule 5.8	Subsidiaries; Existing Investments
Schedule 6.17	Existing Liens
Schedule 6.20	Transactions with Affiliates

EXHIBITS

Exhibit A	Borrowing Base Certificate
Exhibit B	Guaranty
Exhibit C	Form of Borrowing Notice
Exhibit D	Note
Exhibit E	Form of Increasing Lender Supplement
Exhibit F	Form of Augmenting Lender Supplement
Exhibit G	[Reserved]
Exhibit H	List of Closing Documents
Exhibit I	Compliance Certificate
Exhibit J	Assignment and Assumption Agreement

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CREDIT AGREEMENT

CREDIT AGREEMENT (this “Agreement”), dated as of March 23, 2015, among SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent. This Agreement and the Loan Documents described herein replace and supersede in their entirety the Prior Credit Agreement (as defined below) and all “Loan Documents” described therein, as is more fully set forth in this Agreement.

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Adjusted Leverage Ratio” means the ratio, as of any date, of (a) Consolidated Debt minus Unrestricted Cash in excess of $5,000,000 divided by (b) Consolidated Tangible Net Worth on such date.

“Administrative Agent” means U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder, (i) made (or required to be made) by all of the Lenders on the same Borrowing Date (or a Swingline Loan), or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, for the same Interest Period.

“Affected Lender” is defined in Section 2.20.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries.

“Affiliate Obligations” means obligations of Shea Properties, LLC, Shea Properties II, LLC or any of their respective Subsidiaries (or joint ventures in which they own an interest) or other Shea-family-owned entities (or joint ventures in which they own an interest, excluding, however, any of the foregoing that is a Guarantor), including development loans; provided, however, that capital calls required to be made by the Borrower or its Subsidiaries to or for the benefit of a joint venture pro rata on the basis of the Borrower’s or a Subsidiary’s ownership in such joint venture, which capital calls are not being made to enable such joint venture to pay amounts owed under any Indebtedness, shall not be Affiliate Obligations but will be treated as Restricted Payments.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is $175,000,000.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable L/C Fee Rate” means the Applicable Margin for Eurocurrency Loans.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations, orders and decrees of all Governmental Authorities.

“Applicable Margin” means, with respect to Eurocurrency Loans and Daily Eurocurrency Loans, the percentage rate per annum which is applicable at such time with respect to each such Type of Advance, as set forth in the Pricing Schedule.

“Applicable Undrawn Fee Rate” means, at any time, the percentage rate per annum at which Undrawn Fees are accruing on the Available Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, U.S. Bank and any respective successors, in their capacities as Lead Arrangers and Joint Book Runners.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Augmenting Lender” is defined in Section 2.23.

“Authorized Officer” means, collectively, each of the authorized officers listed on Schedule 1 or such additional authorized officers or agents as Borrower shall designate in writing to Administrative Agent from time to time.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Book Value” means, with respect to any Property at any time, the book value of such Property as determined in accordance with GAAP at such time.

“Borrower” means Shea Homes Limited Partnership, a California limited partnership, and its successors and assigns.

“Borrowing Base” means, as of any date, an amount calculated as follows:

(a) 100% of Unrestricted Cash to the extent it exceeds $5,000,000; plus

(b) 100% of the amount of Escrow Proceeds Receivable, plus

(c) subject to the limitations set forth below, 90% of the Book Value of Units Under Contract; plus

(d) subject to the limitations set forth below, 85% of the Book Value of Units Under Construction; plus

(e) subject to the limitations set forth below, 80% of the Book Value of Speculative Units (other than Model Units); plus

(f) subject to the limitations set forth below, 85% of the Book Value of Model Units; plus

(g) subject to the limitations set forth below, 65% of the Book Value of Finished Lots; plus

(h) subject to the limitations set forth below, 65% of the Book Value of Land Under Development; plus

(i) subject to the limitation set forth below, 50% of the Book Value of Entitled Land that is not included in the Borrowing Base under clauses (a)-(f) above.

Notwithstanding the foregoing:

(i) the Borrowing Base shall not include any amounts under clauses (g), (h) and (i) to the extent the aggregate of such amounts exceed 55% of the Borrowing Base.

(ii) the Borrowing Base shall not include any amounts under clause (i) to the extent that such amount exceeds 20% of the Borrowing Base.

(iii) the advance rate for Speculative Units shall decrease to zero percent (0%) for any Unit that has been a Speculative Unit for more than eighteen (18) months.

(iv) the advance rate for Model Units shall decrease to zero percent (0%) for any Unit that has been a Model Unit for more than eighteen (18) months following the sale of the last production Unit in the applicable project relating to such Model Unit.

Notwithstanding anything in the definition of Borrowing Base which may be construed to the contrary, in no event may any Unit or Lot or other Property described above be counted more than once (notwithstanding that it may satisfy the criteria of more than one category) in the calculation of the Borrowing Base hereunder. Any land or other Property that does not fit within one of the categories specified above in this definition, shall have a zero percent (0%) advance rate. In no event may any Lot, Unit, Project or other Property be included in the Borrowing Base unless it is (x) one hundred percent (100%) owned by Borrower or a Wholly-Owned Subsidiary of Borrower (except only as specified immediately below) that is a Guarantor, and (y) is not subject to any deeds of trust, mortgages, judgment liens or other Liens (other than Permitted Liens). Other than with respect to Properties owned by the Initial Non-Wholly-Owned Guarantors, no Property that is owned by a Non-Wholly-Owned Subsidiary may be included in the Borrowing Base, unless Agent and Lenders so approve in their sole and absolute discretion and such Non-Wholly-Owned Subsidiary is managed and controlled by Borrower. The amount of the Borrowing Base with respect to any Property owned by a Non-Wholly-Owned Subsidiary shall be adjusted by multiplying (a) the Loan Party Ownership Percentage of such Non-Wholly-Owned Subsidiary, by (b) the amount of the Borrowing Base for such Property calculated as set forth above in the definition of Borrowing Base.

“Borrowing Base Availability” means, as of any date, (a) the Borrowing Base calculated in the most recently delivered Borrowing Base Certificate minus (b) the Borrowing Base Debt on such date.

“Borrowing Base Certificate” means a certificate signed by an Authorized Officer of Borrower, substantially in the form of Exhibit A.

“Borrowing Base Debt” means, as of any date, Consolidated Debt minus (a) Subordinated Debt (to the extent included in Consolidated Debt, and that is not then in default) due later than one year following such date, minus (b) Non-Recourse Indebtedness of the Loan Parties and their respective Subsidiaries (other than Excluded Subsidiaries).

“Borrowing Date” means a date on which an Advance is made or a Facility LC is issued hereunder.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of a Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP (as GAAP is in effect on the date hereof).

“Cash Collateralize” means to deposit in the Facility LC Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuer or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the LC Issuer, in an amount equal to 103% of the outstanding LC Obligations. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent Investments” means (i) obligations of, or fully guaranteed or insured by, the United States of America or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with bankers’ acceptances with maturities not exceeding one year and overnight bank deposits with, commercial banks (whether domestic or foreign) having capital and surplus in excess of 500,000,000, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (iv) of this definition entered into with any financial institution meeting the qualifications specified in clause (iv) of this definition, and (vi) shares of money market mutual funds substantially all of the assets of which consist of securities described in the foregoing clauses (i) through (v) of this definition.

“Cash Management Services” means any banking services that are provided to any Loan Party or any Subsidiary of a Loan Party by the Administrative Agent or any of its Affiliates (other than pursuant to this Agreement), the LC Issuer or any other Lender, including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) automated clearing house or wire transfer services, or (g) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.

“CCM Proceeding” shall have the meaning assigned to such term in the Tax Distribution Agreement.

“Change in Law” is defined in Section 3.1.

“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert (other than the Permitted Holders), of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower; (ii) the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into Borrower, or the sale of all or substantially all the assets of Borrower to another Person, other than any such sale to one or more Loan Parties, and in the case of any such merger or consolidation, the equity securities of Borrower that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of Borrower are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation, or a parent corporation that owns all of the capital stock of such surviving corporation, that represent immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving corporation or such parent corporation, as the case may be, or (iii) a “change of control” as defined under any of Borrower’s public note indebtedness or other notes issued by Borrower under an indenture or comparable documents which debt is permitted under this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans (and participate in Swingline Loans) to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth in Schedule 1(a), as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3(b) or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Period” has the meaning set forth in Section 2.1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Completed Unit” means a Unit as to which all necessary Governmental Approvals have been obtained, including a certificate of occupancy.

“Consolidated Debt” at any date, without duplication (a) all funded debt of the Loan Parties and their respective Subsidiaries determined on a consolidated basis; plus (b) all funded debt with recourse to any limited or general partnership in which any Loan Party or any of their respective Subsidiaries is a general partner; plus (c) the sum of (i) all reimbursement obligations with respect to amounts drawn and not reimbursed under Financial Letters of Credit and amounts drawn and not reimbursed under Performance Letters of Credit (excluding any portion of the actual or potential obligations that are secured by cash collateral) and (ii) the maximum amount available to be drawn under all undrawn Financial Letters of Credit, in each case issued for the account of, or guaranteed by, any Loan Party or any of their respective Subsidiaries (excluding any portion of the actual or potential obligations that are secured by cash collateral); plus (d) all Contingent Obligations of any Loan Party or any of their respective Subsidiaries with respect to funded debt of third parties; provided, however, except as provided above in this definition with respect to Financial Letters of Credit, that in the case of any Contingent Obligation, only amounts due and payable at the time of determination will be included in the calculation of Consolidated Debt; plus (e) Contingent Obligations that are due and payable at the time of determination; provided, however, “Consolidated Debt” excludes (i) obligations of Excluded Subsidiaries unless such obligations are guaranteed by any Loan Party pursuant to a Contingent

Obligation that has been called, and (ii) obligations of one Loan Party owing to another Loan Party.

“Consolidated EBITDA” means, for any period, (a) Consolidated Net Income (excluding net income from Excluded Subsidiaries), plus (b) cash distributions of income received from Joint Ventures, plus (c) to the extent deducted from revenues in determining Consolidated Net Income (excluding net income from Excluded Subsidiaries), without duplication, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash (including impairment) charges, (vi) extraordinary losses, (vii) loss (gain) on early extinguishment of indebtedness, (viii) transaction costs and restructuring charges required to be expensed under FASB ASC 805, (ix) the amount of any net losses from discontinued operations, including net losses from the sale or disposition of discontinued operations, (x) any fees, expenses or charges related to any issuance of Capital Stock, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred hereunder including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transaction, in each case, deducted in computing Consolidated Net Income and (xi) unusual or non-recurring costs and expenses in an amount not to exceed 10% of Consolidated EBITDA in any four fiscal quarter period, and plus (d) (to the extent not duplicative of any of the foregoing) cash distributions received from Excluded Subsidiaries minus (e) to the extent added to revenues in determining Consolidated Net Income, non-cash gains and extraordinary gains, and minus (f) income (loss) from consolidated Joint Ventures and income (loss) from consolidated Financial Services Subsidiaries (except to the extent of cash distributions received from such Joint Ventures or Financial Services Subsidiaries).

“Consolidated Interest Expense” means, for any period, the consolidated interest expense and previously capitalized interest and other interest related charges amortized to cost of sales or other accounts of the Loan Parties and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest (excluding interest owing by a Loan Party to another Loan Party) whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued by any of the Loan Parties and their respective Subsidiaries, excluding interest obligations of Excluded Subsidiaries unless such obligation is guaranteed pursuant to a Contingent Obligation that has been called and is due during such period, including (a) the interest portion of all deferred payment obligations, and (b) all commissions, discounts, and other fees and charges (excluding premiums) owed with respect to bankers’ acceptances and letter of credit financings (including, without limitation, letter of credit fees) and interest swap and Rate Management Obligations, in each case to the extent attributable to such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.

“Consolidated Tangible Net Worth” means, for purposes of calculating the covenants in Section 6.23, at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, all as defined according to GAAP less intangible assets, plus up to $70,000,000 of the funds paid as required by the CCM Proceeding determined in accordance with GAAP at such time, and adjusted up to account for decreases in stockholders’ equity that have not been included in the calculation of the aggregate net income (or loss) solely to the extent such changes are due to unusual transfers of assets between Borrower and its Affiliates permitted under this Agreement, excluding contributions or distributions of equity.

“Contingent Obligation” of a Person means any agreement, undertaking, indemnity or arrangement by which such Person assumes, guarantees (including completion guaranties), endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth, loan-to-value or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Daily Eurocurrency Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Daily Eurocurrency Rate.

“Daily Eurocurrency Base Rate” means the greater of (a) zero percent (0%) or (b) the applicable ICE Benchmark Administration (or successor thereto) rate for Dollar LIBOR for one month appearing on the applicable Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on a Business Day, provided that, if the applicable Reuters Screen LIBOR01 for Dollar LIBOR is not available to the Administrative Agent for any reason, the applicable Daily Eurocurrency Base Rate for one month shall instead be the applicable ICE Benchmark Administration (or successor thereto) rate for deposits in Dollar LIBOR for one month as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on a Business Day, provided further that, if no such ICE Benchmark Administration (or successor thereto) rate is available to the Administrative Agent, the applicable Daily Eurocurrency Base Rate for one month shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) on a Business Day in the approximate amount of the relevant Loan and having a maturity equal to one month. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Daily Eurocurrency Base Rate, such interest rate shall change as and when the Daily Eurocurrency Base Rate shall change.

“Daily Eurocurrency Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Daily Eurocurrency Rate.

“Daily Eurocurrency Rate” means, with respect to a Loan, the sum of (a) the quotient of (i) the Daily Eurocurrency Base Rate, reset daily, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to a one-month Interest Period, plus (b) the Applicable Margin.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, any LC Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any LC Issuer or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such

Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, the LC Issuer, each Swingline Lender and each Lender.

“Dollar” and “$” means the lawful currency of the United States of America.

“Effective Date” means the date on which all of the conditions precedent set forth in Section 4.1 shall have been fulfilled or waived in writing by the Administrative Agent.

“Eligible Assignee” means any Person except a natural Person, the Borrower, any of the Borrower’s Affiliates or Subsidiaries or any Defaulting Lender or any of its Subsidiaries; provided that such Person is in the business of making or purchasing commercial loans similar to the Loans and has total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such Person in its jurisdiction of organization.

“Entitled Land” means Qualified Real Property Inventory (a) that is zoned and otherwise suitable for the development of Units or certain limited commercial development incidental to the development and sale of Lots or Units, (b) which the Borrower (or any Loan Party) intends to develop for the sale of Lots or Units or certain limited commercial development incidental to the development and sale of Lots or Units, and (c) with respect to which approval and entitlement from required Governmental Authorities of a tentative map, a preliminary development plan and all other plan and related Governmental Approvals required by Applicable Law in accordance with the provisions of all Applicable Law have been obtained (other than approvals which are simply ministerial and non-discretionary in nature or otherwise not material, such as a final map) such that in each instance Borrower or another Loan Party has the vested right to develop the Qualified Real Property Inventory as a residential housing project and construct Units thereon.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) personal injury or property damage relating to the release or discharge of Hazardous Materials, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity Issuance” means any issuance or sale of Capital Stock by Borrower or any of its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Escrow Proceeds Receivable” shall mean funds due to the Borrower or any Guarantor held in escrow following the sale and conveyance of title of a Unit to a buyer.

“Eurocurrency Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Base Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, a per annum rate of interest (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greater of (a) zero percent (0%), and (b) the rate which appears on the Reuters Screen LIBOR01 (or as successor or substitute thereto selected by Administrative Agent in its sole discretion) as of 11:00 a.m., London time, two (2) Business Days prior to the first day of the applicable Interest Period selected by Borrower, for Dollar deposits having a term coinciding with the Interest Period selected by Borrower, the applicable ICE Benchmark Administration rate for deposits in Dollars (Dollar LIBOR), provided that, (i) if the applicable Reuters Screen is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable ICE Benchmark Administration rate for deposits in Dollars as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such ICE Benchmark Administration rate is available to the Administrative Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two (2)

Business Days prior to the first day of such Interest Period, in the approximate amount of U.S. Bank’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period.

“Eurocurrency Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Event of Default” is defined in Article VII.

“Excluded Subsidiaries” means, collectively, (a) each Financial Service Subsidiary and any other Subsidiary which is not in the homebuilding business, (b) Joint Ventures, (c) Partners Insurance Company, Inc., a Hawaii corporation, and its successors and assigns and (d) any Wholly-Owned Subsidiary that is prohibited from becoming a Guarantor as a result of any requirement of law, rule or regulation binding on such Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the LC Issuer, and the Administrative Agent, (i) Taxes imposed on its overall net income, franchise Taxes, and branch profits Taxes imposed on it, by the respective jurisdiction under the laws of which such Lender, the LC Issuer or the Administrative Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable Lending Installation is located, (ii) in the case of a Non-U.S. Lender, any withholding tax that is imposed on amounts payable to such Non-U.S. Lender pursuant to the laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, or is attributable to the Non-U.S. Lender’s failure to comply with Section 3.5(f), and (iii) any U.S. federal withholding taxes imposed by FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility LC” is defined in Section 2.19(a)

“Facility LC Application” is defined in Section 2.19(c).

“Facility LC Collateral Account” is defined in Section 2.19(k).

“Facility Termination Date” means March 23, 2018.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York City time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fee Letter” means that certain letter agreement regarding the mandate for this Agreement dated March 23, 2015 between the Borrower and the Arrangers and the Administrative Agent.

“Financial Letter of Credit” means a standby Letter of Credit that is not a Performance Letter of Credit, and serves as credit support for the repayment of financial obligations (and does not include trade Letters of Credit).

“Financial Services Subsidiary” means a Subsidiary engaged exclusively in mortgage banking (including mortgage origination, loan servicing, mortgage broker and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other activities ancillary thereto.

“Finished Lots” means Entitled Land that has been subdivided into Lots and as to which (a) a final subdivision plat or map has been approved by all applicable Governmental Authorities and recorded in all appropriate records, (b) Borrower (or any Loan Party) has legal and physical access to all Lots sufficient to commence vertical construction of the applicable Units thereon, (c) utilities have been stubbed and utility services are available (subject only to completion of the Units) to each Lot in accordance with the applicable requirements of Governmental Authorities, (d) the building permits for the construction of Units may be promptly pulled and construction commenced by Borrower (or any Loan Party) without satisfaction of any further material conditions, and (e) all offsite construction and all major infrastructure required to be completed by an Applicable Law as a condition of commencing vertical construction on the applicable Lot or Lots have been substantially completed in compliance with Applicable Law. As used in this definition of “Finished Lots,” “substantially completed” shall not include the completion of any punch list work with respect to the foregoing items of work, warranty work required by any Governmental Authority having jurisdiction or the final lift of the street on which such Lots are located.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by the LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s ratable share of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject at all times to Section 9.8.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central lender or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guarantors” means the collective reference to all Wholly-Owned Subsidiaries of Borrower the assets of which are included in the Borrowing Base, the Initial Non-Wholly Owned Guarantors and all other Subsidiaries of Borrower who are party to the Guaranty. The original Guarantors are indicated on Schedule 1(b) to this Agreement.

“Guaranty” means that certain Guaranty Agreement, substantially in the form of Exhibit B attached hereto to be executed by the Guarantors in favor of the Lenders, as it may be amended or modified and in effect from time to time.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity,

“TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; and (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.

“Increasing Lender” is defined in Section 2.23.

“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money (including the Obligations hereunder), (ii) obligations representing the deferred purchase price of property (other than (x) accounts payable and other accrued liabilities arising in the ordinary course of such Person’s business and (y) any obligation to pay a contingent purchase price, as long as such obligation remains contingent or exists on the balance sheet of such Person on a non-interest accruing basis and is paid within 45 days of the date such obligation becomes non-contingent or a liability on the balance sheet), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) obligations of such Person for the reimbursement of any obligor on any standby and commercial Letters of Credit (other than obligations with respect to Letters of Credit securing obligations (other than obligations described in clauses (i), (ii) or (vi) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 10th Business Day following payment on the Letter of Credit), (viii) Contingent Obligations of such Person in respect of obligations otherwise described in clauses (i)-(vii), (ix) Net Mark-to-Market Exposure under Rate Management Transactions, and (x) any other obligation for borrowed money or other indebtedness which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person. Notwithstanding the foregoing, guarantees constituting Specified Obligations shall not constitute Indebtedness.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.

“Indenture” means the Indenture dated as of May 10, 2011 among Shea Homes Limited Partnership and Shea Homes Funding Corp., as Issuers, Wells Fargo Bank, a National Association, as Trustee, and the Guarantors named therein, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Notes Obligations” means the “Notes Obligations,” as defined in the Indenture.

“Initial Non-Wholly-Owned Guarantors” means Shea Homes Arizona Limited Partnership and Shea Riverpark Developers, LLC.

“Interest Coverage Ratio” means, as of any date, for the applicable period, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Incurred.

“Interest Period” means, with respect to a Eurocurrency Advance, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Interest Period may end after the Facility Termination Date.

“Investment” means (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance, extension or credit (by way of guaranty or otherwise) or capital contribution to another Person or (c) the purchase or other acquisition of assets of another Person that constitute a business unit. For purposes hereof, the Book Value of any Investment shall be calculated in accordance with GAAP.

“Joint Venture” means a corporation, partnership, limited liability company, joint venture or similar legal entity (a) formed by the Borrower or any other Loan Party to engage in the business of homebuilding or a related business, and (b) in which a Person other than the Borrower or another Loan Party has an ownership interest, whether or not Borrower is required to consolidate such entity in its financial statements in accordance with GAAP.

“Land Assets” means the value, as determined on a consolidated basis in accordance with GAAP, of all real estate assets owned by Borrower and/or any of its Subsidiaries which constitute raw land or are in the nature of Entitled Land, Land Under Development and/or Finished Lots on which no vertical improvements are located and no construction of any such vertical improvements has commenced.

“Land Under Development” means Entitled Land where (a) a tentative subdivision plat or map has been approved by all applicable Governmental Authorities to the extent necessary to permit the development of such Entitled Land, (b) all governmental permits, consents and other Governmental Approvals have been obtained to permit the commencement and grading of such Entitled Land as necessary to improve such Entitled Land to a Finished Lot, (c) all fees required in connection with such licenses, permits, Governmental Approvals and grading have been paid, (d) no material impediments exist to the issuance of all further permits, licenses or Governmental Approvals necessary or appropriate in connection with the development of utilities, infrastructure and other physical site improvements on such Lots, and (e) physical site improvement has commenced.

“LC Fee” is defined in Section 2.19(d).

“LC Issuer” means U.S. Bank (or any subsidiary or affiliate of U.S. Bank designated by U.S. Bank) in its capacity as issuer of Facility LCs hereunder, and any other Lender approved by Administrative Agent (such consent not to be unreasonably withheld) and Borrower that has agreed in its sole discretion to act as an LC Issuer hereunder, or any of their respective subsidiaries or affiliates, in each case in its capacity as an issuer of Facility LC’s hereunder. Each reference herein to the “LC Issuer” shall be deemed to be a reference to the relevant LC Issuer.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.19(e).

“Lenders” means the lending institutions listed on the signature pages of this Agreement and any Augmenting Lender and their respective successors and assigns (and includes, as the context requires, the Swingline Lender).

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof (in the case of the Administrative Agent) or on its Administrative Questionnaire (in the case of a Lender) or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

“Letter of Credit” means a letter of credit or similar instrument which is issued upon the application of Borrower or for which the Borrower or any other Loan Party is an account party or for which such Person is in any way liable. Letters of Credit shall be issued only for the account of a Loan Party in compliance with Section 2.19.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof), or, with respect to Swingline Lender, any Swingline Loan made by Swingline Lender.

“Loan Documents” means this Agreement, the Fee Letter, the Facility LC Applications, the Guaranty, any Note or Notes executed by the Borrower in connection with this Agreement and payable to a Lender, and any other document or agreement, now or in the future, executed by the Borrower for the benefit of the Administrative Agent or any Lender in connection with this Agreement.

“Loan Party” or “Loan Parties” means, individually or collectively, the Borrower and the Guarantors.

“Loan Party Ownership Percentage” means the percentage of ownership of Borrower and any Wholly-Owned Subsidiary of Borrower in a Non-Wholly-Owned Subsidiary.

“Lot” or “Lots” means an individual residential lot designated on the final subdivision plat, map or filing (or in the case of Land Under Development, an individual lot designated on an approved tentative tract map, preliminary plat map, preliminary subdivision plat or similar plat or map).

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or covered by at least two reputable market makers.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, liabilities (actual and contingent), operations, financial condition or results of operations of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties to perform their payment obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders under the Loan Documents.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which Borrower or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect. This definition of “Material Contract” is not intended to include trade contracts.

“Material Indebtedness” means Indebtedness of the Borrower or any Subsidiary in an outstanding principal amount of $25,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of the LC Issuer with respect to such Defaulting Lender for all Facility LCs issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the LC Issuer, but not to exceed 103% of such Fronting Exposure.

“Model Unit” means a Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.

“Modify” and “Modification” are defined in Section 2.19(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any ERISA Affiliate is a party to which more than one employer is obligated to make contributions.

“Net Cash Proceeds” means, in connection with any Equity Issuance, the cash proceeds received from such issuance, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“New Indenture” means, collectively, (i) the Indenture dated as of March 23, 2015 among Shea Homes Limited Partnership and Shea Homes Funding Corp., as Issuers, Wells Fargo Bank, National Association, as Trustee, and the Guarantors named therein, with respect to the 5.875% Senior Notes due 2023, and (ii) the Indenture dated as of March 23, 2015 among Shea Homes Limited Partnership and Shea Homes Funding Corp., as Issuers, Wells Fargo Bank, National Association, as Trustee, and the Guarantors named therein, with respect to the 6.125% Senior Notes due 2025, in each case, as it may be amended, restated, supplemented or otherwise modified from time to time.

“New Indenture Notes Obligations” means the “Notes Obligations” as defined in the New Indenture.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Indebtedness” means indebtedness or other obligations secured by a Lien on Property to the extent that the liability for such indebtedness or other obligations is limited to the security of such Property (or to Persons other than a Loan Party) without liability on the part of any Loan Party (other than, in the case of indebtedness or obligations of a Subsidiary, with respect to the Subsidiary that holds title to such property (if such property constitutes all or substantially all the property of such Subsidiary) and a pledge of the equity interests of such Subsidiary or its Subsidiaries) for any deficiency; provided that recourse obligations or liabilities of the Loan Parties solely for indemnities, covenants (including, without limitation, performance, completion or similar guarantees or covenants), or breach of any warranty, representation, covenant or other Contingent Obligation in respect of any indebtedness, including indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by any Loan Party from secured assets to be paid to the Lenders, waste and mechanics’ liens, will in each case not prevent indebtedness from being classified as “Non-Recourse Indebtedness”.

“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Non-Wholly-Owned Subsidiary” means a Subsidiary that is not a Wholly-Owned Subsidiary.

“Note” is defined in Section 2.13.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all obligations in connection with Cash Management Services, all Rate Management Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents; provided that for purposes of determining any guaranteed Obligations of any Guarantor pursuant to the Guaranty Agreement, the definition of “Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, if applicable) any Excluded Swap Obligations.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans (other than Swingline Loans) outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its aggregate Swingline Exposure.

“Participant” is defined in Section 12.2(a).

“Participant Register” is defined in Section 12.2(c).

“Payment Date” means the first day of each month occurring after the Effective Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Performance Letter of Credit” means any standby Letter of Credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or other Loan Party will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; or (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including, without limitation, construction, bid, and performance bonds (and does not include trade Letters of Credit).

“Permitted Holders” means, collectively, John F. Shea, Peter O. Shea, Peter O. Shea, Jr., Mary Shea, John Morrissey and their respective family trusts, spouses, sons and daughters and lineal descendants, siblings and other familial relatives of any of them, including any corporation, limited liability companies or other entities more than 50% of the issued and outstanding equity interests of which are held, directly or indirectly, by any of the foregoing persons.

“Permitted Liens” means, as to the Borrower or any Guarantor, any of the following:

(i) Liens for taxes, assessments or governmental charges or levies on the Borrower’s or such Guarantor’s Property if the same (A) shall not at the time be delinquent or thereafter can be paid without penalty, or (B) are not being foreclosed (or any such proceedings have been stayed), are being contested in good faith and by appropriate proceedings, the encumbered Property is not (in Administrative Agent’s reasonable determination) in danger of being lost or forfeited by reason thereof, and for which adequate reserves shall have been established on the Borrower’s or such Guarantor’s books in accordance with GAAP.

(ii) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’ and materialmen’s Liens and other similar Liens arising in the ordinary course of business with respect to amounts that either (A) are not yet delinquent, or (B) are delinquent but are not being foreclosed (or any such proceedings have been stayed), are being contested in a timely manner in good faith by appropriate proceedings and the encumbered Property is not (in Administrative Agent’s reasonable determination) in danger of being lost or forfeited by reason thereof, and for which adequate reserves shall have been established on the Borrower’s or Guarantor’s books in accordance with GAAP.

(iii) Utility easements, rights of way, zoning restrictions, licenses, covenants, conditions, restrictions, reservations, and such other burdens, encumbrances (but not for borrowed money) or charges against real property, or other minor irregularities of title which are not unusual with respect to properties of a similar character and which do not in any material way interfere with the use or value thereof or the sale thereof in the ordinary course of business of the Borrower or such Guarantor.

(iv) Easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of real property of the Borrower or such Guarantor, and which are granted in the ordinary course of the business of the Borrower or such Guarantor, and which in the aggregate do not materially burden or impair the fair market value, sale or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.

(v) Any option or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Borrower or such Guarantor.

(vi) Any arrangement (commonly referred to in the real estate industry (and defined herein) as “PAPAs”) in conjunction with any agreement or contract for the purchase of real property, which provides for future payments due to the sellers of such real property after a specified period of time following such acquisition or at the time of the sale of Finished Lots or Units, and which payments may be contingent on the sale price of such Finished Lots or Units, which arrangement may include (1) adjustments to the land purchase price, (2) community marketing fees and community enhancement fees, (3) reimburseable costs paid by the developer, (4) participations in the appreciation or profit, and (5) fixed minimum amounts in respect of such arrangements and true-up payments, in each case under (1) through (5) paid from amounts in excess of Book Value or to pay lot premiums in excess of Book Value, in each case derived from the sale of Finished Lots or Units, and granted in the ordinary course of business.

(vii) Easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held.

(viii) Rights reserved to or vested in any Governmental Authority to control or regulate the use of any real property.

(ix) Liens for homeowner and property owner association developments and assessments if (A) the obligations secured by such Liens are not delinquent or thereafter can be paid without penalty, or (B) such Liens are not being foreclosed (or any such proceedings have been stayed), are being contested in good faith and by appropriate proceedings, the Property encumbered thereby is not (in Administrative Agent’s reasonable determination) in danger of being lost or forfeited by reason thereof, and adequate reserves therefor shall have been established on the Borrower’s or such Guarantor’s books in accordance with GAAP.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any ERISA Affiliate may have any liability.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prior Credit Agreement” means that certain Credit Agreement dated as of February 20, 2014, by and among Shea Homes Limited Partnership, as Borrower, and U.S. Bank National Association, as Administrative Agent, and the other Lenders party thereto.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the

Aggregate Commitment, provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (a) such Lender’s Outstanding Credit Exposure at such time by (b) the Aggregate Outstanding Credit Exposure at such time; and provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

“Project” means a parcel or parcels of real property owned by Borrower or any other Loan Party which is comprised of (or will be comprised of) a discrete single family residential development on which will be developed Lots for the construction of Units to be sold to individual buyers or sales of Lots in bulk to other developers.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Public Indebtedness” means Indebtedness evidenced by notes, debentures, or other similar instruments issued after the date of this Agreement pursuant to either (i) a registered public offering or (ii) a private placement of such instruments in accordance with an exemption from registration under the Securities Act of 1933 and/or the Securities Exchange Act of 1934 or similar law.

“Purchasers” is defined in Section 12.3(a).

“Qualified Real Property Inventory” means, as of any date, Real Property Inventory that is not subject to or encumbered by any deed of trust, mortgage, judgment Lien, or any other Lien (other than Permitted Liens and other Liens which have been bonded around so as to remove such Liens as encumbrances against such Real Property Inventory in a matter satisfactory to Administrative Agent and its legal counsel).

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whomsoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by any Loan Party or any Subsidiary of a Loan Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Real Property Inventory” means, as of any date, land that is owned by any Loan Party, which land is being developed or held for future development or sale of residential housing

Projects, together with the right, title and interest of the Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, open or proposed, in or of, the air space and development rights pertaining thereto and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging in or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land necessary for the residential development of such land, together with all of the buildings and other improvements now or hereafter erected on such land, and any fixtures appurtenant thereto and all related personal property.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness (or that refunds, refinances or extends any refund, refinancing or extension of such Indebtedness) (such Indebtedness, the “Refinanced Indebtedness”), but only to the extent that:

(i)	the Refinancing Indebtedness is subordinated to or pari passu with the Obligations (or a Guarantor’s obligations under its Guaranty, as applicable) to the same extent as the Indebtedness being refunded, refinanced or extended,

(ii)	the Refinancing Indebtedness is scheduled to mature no earlier than the then current maturity date of such Indebtedness,

(iii)	such Refinancing Indebtedness is in an aggregate principal amount (or, if incurred with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate amount then outstanding plus all amounts committed but undisbursed under the Indebtedness being refunded, refinanced or extended, plus all fees (including, any premiums, if any), costs and expenses incurred in connection with the incurrence of such Refinancing Indebtedness,

(iv)	One or more Loan Parties (or successor(s) thereto) were liable for the Indebtedness being refunded, refinanced or extended when such Indebtedness was initially incurred, and

(v)	to the extent that the Refinanced Indebtedness is repaid in connection with the Refinancing Indebtedness, such Refinancing Indebtedness is incurred within 120 days after such repayment.

“Refunded Swingline Loans”: as defined in Section 2.27(b).

“Register” is defined in Section 12.3(d).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Reports” is defined in Section 9.6.

“Required Lenders” means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. If there are then more than two (2) Lenders hereunder, “Required Lenders” shall be a minimum of two (2) Lenders.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Specified Obligations” means (1) interest-coverage, re-margin and completion guarantees with respect to any joint venture in which Borrower or any Subsidiary has a direct or an indirect equity interest, (2) customary “bad-boy” guarantees, (3) guarantees of Affiliate Obligations existing on the Effective Date (and any extension, modification or replacement of such Affiliate Obligation provided that such extension, modification or replacement does not increase the obligations of the Borrower or any Subsidiary with respect to such Affiliate Obligations) and (4) tax payments (including interest and penalties) or tax distributions, as applicable, attributable to any U.S. Federal income tax proceeding (whether or not still contested or subject to appeal) regarding the completed contract method (as defined in U.S. Treasury Regulation Section 1.460-4(d)) of accounting for periods prior to 2011 (other than any increase in taxes payable for periods after 2010 as a result of such proceeding).

“Speculative Unit” means any Completed Unit that is not a Unit Under Contract. Speculative Units shall not include Model Units.

“Stated Rate” is defined in Section 2.21.

“Subordinated Debt” means any Indebtedness of any Loan Party which is contractually subordinated in right of payment to the Obligations at all times (including in respect of any amendment or modification thereto) pursuant to terms reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to any Loan Party, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries taken as a whole or Property which is responsible for more than 10% of the Consolidated Net Income of the Borrower and its Subsidiaries taken as a whole, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.26 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

“Swingline Exposure” means at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender in respect of any Swingline Loan shall be its Pro Rata Share of the principal amount of such Swingline Loan.

“Swingline Lender” U.S. Bank, in its capacity as the lender of Swingline Loans.

“Swingline Loans” has the meaning defined in Section 2.26.

“Swingline Participation Amount” has the meaning defined in Section 2.27(c).

“Tax Distribution Agreement” means the Tax Distribution Agreement dated as of May 10, 2011 among the Borrower, the direct and indirect holders of ownership interests in the Borrower, and each of the Persons party to the Sixth Amended and Restated Agreement of Limited Partnership of Shea Homes Limited Partnership, dated as of April 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time).

“Tax Distributions” means, so long as the Borrower is treated as a passthrough or disregarded entity for United States Federal income tax purposes, the distributions in respect of income taxes permitted under Section 2 of the Tax Distribution Agreement as in effect on May 10, 2011.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.

“Term Out Period” shall have the meaning set forth in Section 2.25.

“Transferee” has the meaning set forth in Section 12.3(e).

“Type” means, with respect to any Advance, its nature as a Daily Eurocurrency Advance or a Eurocurrency Advance and with respect to any Loan, its nature as a Daily Eurocurrency Loan or a Eurocurrency Loan.

“Undrawn Fee” is defined in Section 2.5.

“Unit” means Qualified Real Property Inventory on Entitled Land that is, or is planned to be, comprised of a single family residential housing unit offered for sale.

“Units Under Construction” means Units for which building permits have been issued where on-site construction has commenced on a Finished Lot as evidenced by the trenching of foundations for such Units.

“Unit Under Contract” means a Completed Unit or a Unit Under Construction for which building permits have been issued as to which a Loan Party owning such Unit has entered into a bona fide contract of sale (a) in a form customarily employed by Borrower or such Loan Party, (b) for delivery not more than twenty-four (24) months after the date of such contract, (c) with a Person who is not a Subsidiary or Affiliate, (d) under which no Defaults then exist, (e) in the case of (i) any Unit the purchase of which is to be financed in whole or in part by a loan insured by the Federal Housing Administration or guaranteed by the Veterans Administration, to Borrower’s or applicable Guarantor’s knowledge, the applicable buyer shall have made, or will be required to make, the minimum down payment required (if any) under the rules of the relevant agency, and (ii) in all other cases, providing for a minimum down payment of $1,000, (f) not subject to contingencies other than timely completion of the Unit, obtaining financing for the purchase and contingency related to the sale of the buyer’s existing residence, (g) and providing for a sale in compliance with all Applicable Law and applicable restriction or requirements.

“Unrestricted Cash” means Cash Equivalent Investments of the Loan Parties that are free and clear of all Liens (other than Liens securing (1) the Obligations, or (2) customary bankers liens) and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the applicable Loan Party.

“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

2.1 Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower in Dollars and participate in Swingline Loans and Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and Swingline Loan, and the issuance of each such Facility LC, the amount of such Lender’s Outstanding Credit Exposure shall not exceed the lesser of (a) its Commitment or (b) its Pro Rata Share of the Borrowing Base Availability at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the earlier of the Facility Termination Date or the commencement of the Term Out Period (the period commencing on the Effective Date and ending on such date, the “Commitment Period”). The Commitments to extend credit hereunder shall expire at the end of the Commitment Period. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

2.2 Required Payments. If at any time the amount of the Aggregate Outstanding Credit Exposure exceeds the lesser of (i) the Aggregate Commitment or (ii) the Borrowing Base Availability, the Borrower shall within 5 Business Days of such occurrence make a payment on the Obligations sufficient to eliminate such excess. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.3 Ratable Loans; Types of Advances. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares. Each Advance shall be a Eurocurrency Advance except as provided in Sections 2.6, 2.8 and 2.9.

2.4 This Agreement Supersedes the Prior Credit Agreement. This Agreement and the Loan Documents pertaining hereto and described herein replace and supersede in their entirety the Prior Credit Agreement and all “Loan Documents” described in the Prior Credit Agreement, effective as of the Effective Date specified herein. From and after the Effective Date hereunder, all indebtedness and obligations owing under and evidenced by the Prior Credit Agreement and the “Loan Documents” described therein shall be deemed to be owing under, evidenced by and governed by this Agreement and the Loan Documents described herein (provided, however, that the foregoing shall not be deemed to relieve or absolve the Borrower or any Guarantors under the Prior Credit Agreement from and for any continuing indemnity obligations or similar obligations which by their terms survive the termination of the Prior Credit Agreement or the repayment of the monetary obligations owing thereunder).

2.5 Undrawn Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a fee (the “Undrawn Fee”) at a per annum rate equal to the Applicable Undrawn Fee Rate per annum on the average daily Available Aggregate Commitment (subject to the following sentence) from the date hereof to and including the Facility Termination Date, payable in arrears on the first day of each calendar quarter hereafter and on the Facility Termination Date. The Swingline Exposure shall not be taken into account in calculating the available Aggregate Commitment for the purpose of determining the Undrawn Fee.

2.6 Minimum Amount of Each Advance. Each Eurocurrency Advance and Daily Eurocurrency Advance shall be in the minimum amount of $500,000 and incremental amounts in integral multiples of $500,000, provided, however, that any Daily Eurocurrency Advance may be in the amount of the Available Aggregate Commitment or, if less, the unused portion of the Borrowing Base Availability at such time.

2.7 Reductions in Aggregate Commitment; Optional Principal Payments. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least five (5) Business Days’ written notice to the Administrative Agent, which notice (1) may be conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable notice) if such condition is not satisfied, and (2) shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Undrawn Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder. The Borrower may from time to time pay, without indemnity, penalty or premium, all outstanding Daily Eurocurrency Advances or, in a minimum aggregate amount of $1,000,000, any portion of the outstanding Daily Eurocurrency Advances upon same day notice to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $1,000,000, any portion of the outstanding Eurocurrency Advances upon three (3) Business Days’ prior written notice to the Administrative Agent.

2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit C (a “Borrowing Notice”) not later than 10:00 a.m. (Pacific time) three (3) Business Days before the Borrowing Date for each Advance, specifying:

(i) the Borrowing Date, which shall be a Business Day, of such Advance,

(ii) the aggregate amount of such Advance,

(iii) the Type of Advance, and

(iv) in the case of each Eurocurrency Advance, the Interest Period applicable thereto and, if no Interest Period is selected, such Advance shall be a Daily Eurocurrency Advance.

Not later than 12:00 noon (Pacific time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.9 Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Daily Eurocurrency Advances shall continue as Daily Eurocurrency Advances unless and until such Daily Eurocurrency Advances are converted into Eurocurrency Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time (as of the last day of such Interest Period) such Eurocurrency Advance shall be automatically converted into a Daily Eurocurrency Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Daily Eurocurrency Advance into a Eurocurrency Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Daily Eurocurrency Advance into a Eurocurrency Advance, or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Pacific time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(i) the requested date, which shall be a Business Day, of such conversion or continuation,

(ii) the Type of the Advance which is to be converted or continued, and

(iii) the amount of such Advance which is to be converted into or continued as a Eurocurrency Advance and the duration of the Interest Period applicable thereto.

After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than five (5) Interest Periods in effect hereunder.

2.10 Interest Rates. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to but not including the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the Borrower’s selections under Sections 2.8 and 2.9. Each Daily Eurocurrency Advance shall bear interest on the outstanding principal amount thereof for each day from and including the date such Advance is made or converted in accordance with Section 2.9, but excluding the date it becomes or is converted to a Eurocurrency Advance, at a rate per annum equal to the Daily Eurocurrency Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Daily Eurocurrency Advance will take effect simultaneously with each change in the Daily Eurocurrency Base Rate, as applicable.

2.11 Rates Applicable After Event of Default.

(a) Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance (provided, however, that the foregoing shall not be deemed to modify the requirement of unanimous approval by all Lenders to waive any payment defaults as specified in Section 8.3(a) hereof). Provided further, however, during the continuance of an Event of Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2.00% per annum, (ii) each Daily Eurocurrency Advance shall bear interest at a rate per annum equal to the Daily Eurocurrency Rate, in effect from time to time plus 2.00% per annum, and (iii) the LC Fee shall be increased by 2.00% per annum, provided that, during the continuance of an Event of Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender. After an Event of Default has been cured or waived, the interest rate applicable to advances and the LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.

2.12 Method of Payment. Each Advance shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (Pacific time) on the date when due and shall (except (i) in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or (ii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19(f).

2.13 Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note, representing its Loans substantially in the form of Exhibit D (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender in a form supplied by the Administrative Agent.

2.14 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation (which may include e-mail) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative

Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.

2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the date hereof and on any date on which such Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Pacific time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/ Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Daily Eurocurrency Rate.

2.17 Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19 Facility LCs.

(a) Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue Performance Letters of Credit and Financial Letters of Credit denominated in Dollars (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed 50% of the Aggregate Commitment at such time and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the lesser of the Aggregate Commitment and the Borrowing Base Availability at such time. No Facility LC shall have an expiry date later than the earlier to occur of (x) the fifth Business Day prior to the Facility Termination Date and (y) one (1) year after its issuance; provided, however, that the expiry date of a Facility LC may be up to one (1) year later than the fifth Business Day prior to the Facility Termination Date if the Borrower has posted on or before the thirtieth (30th) day prior to the Facility Termination Date cash collateral in the Facility LC Collateral Account on terms satisfactory to the Administrative Agent in an amount equal to 100% of the LC Obligations with respect to such Facility LC. Additionally, if the Term Out Period commences as set forth in Section 2.25 below, Borrower shall promptly post cash collateral in the Facility LC Collateral Account on terms satisfactory to the Administrative Agent in an amount equal to 100% of the LC Obligations with respect to any Facility LC or LC Obligations that remain outstanding as of the date that the Term Out Period commences. Borrower may request of each LC Issuer that the LC Issuer issue “Evergreen” letters of credit as the Facility LCs which automatically renew unless the LC Issuer provides notice to the Borrower that such LC Issuer is not renewing such Facility LC; and it shall be at the sole discretion of each LC Issuer as to whether or not it will issue “Evergreen” letters of credit.

(b) Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

(c) Notice. Subject to Section 2.19(a), the Borrower shall give the Administrative Agent notice prior to 10:00 a.m. Pacific time at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the LC Issuer, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative

Agent shall promptly notify the LC Issuer and each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). The LC Issuer shall have no independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that the LC Issuer shall not issue a Facility LC if, on or before the proposed date of issuance, the LC Issuer shall have received notice from the Administrative Agent or the Required Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d) LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurocurrency Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on the third day of each calendar quarter (but, for the avoidance of doubt, each such payment shall be calculated as of the first day of each calendar quarter) (the “LC Fee”). The Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee in an amount equal to 0.125% per annum of the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on the third day of each calendar quarter (but, for the avoidance of doubt, each such payment shall be calculated as of the first day of each calendar quarter), and (y) on demand, all amendment, drawing and other fees regularly charged by the LC Issuer to its letter of credit customers and all out-of-pocket expenses incurred by the LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.

(e) Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19(f) below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Pacific time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date (provided that the Borrower has received notice from the Administrative Agent of such LC Payment Date not later than 11:00 am Pacific time on the LC Payment Date, otherwise such amount shall be due on the Business Day immediately following the date on which the Borrower receives such notice) for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the rate applicable to Daily Eurocurrency Advances for such day if such day falls on or before the applicable LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

(g) Obligations Absolute. The Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19(g) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19(f).

(h) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

(i) Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

(j) Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

(k) Facility LC Collateral Account. If Administrative Agent determines that any event that would require Borrower to Cash Collateralize the LC Obligations is reasonably likely to occur, including without limitation, the existence of a Defaulting Lender or the continuation of any LC Obligation beyond the Facility Termination Date, Borrower shall, promptly upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”), in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding thirty (30) days. Nothing in this Section 2.19(k) shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

(l) Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.20 Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue Eurocurrency Advances shall be suspended pursuant to Section 3.3 or if any Lender defaults in its obligation to make a Loan, reimburse the LC Issuer pursuant to Section 2.19(e) or declines to approve an amendment or waiver that is approved by the Required Lenders or otherwise becomes a Defaulting Lender (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective or such default continues to exist, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other

Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit J and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (a) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, plus any assignment fees specified in Section 12.3(c), and (b) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender. If the Borrower is entitled to elect the replacement of an Affected Lender with another Lender as a party to this Agreement because the Affected Lender has failed or refused to consent to an amendment or waiver that is required to be approved by the Required Lenders or all Lenders, the replacement Lender must have so consented to the amendment or waiver that the Affected Lender failed or refused to approve.

2.21 Limitation of Interest. The Borrower, the Administrative Agent and the Lenders intend to strictly comply with all Applicable Laws, including applicable usury laws. Accordingly, the provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls. As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under Applicable Law, provided that, to the maximum extent permitted by Applicable Law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of no usurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and, to the extent lawful, shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

2.22 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuer or Swingline Lender hereunder; third, to Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account (including the Facility LC Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders, the LC Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuer or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the

Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposure of such Lenders to the Aggregate Outstanding Credit Exposure equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Undrawn Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d).

(C) With respect to any Undrawn Fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (a) or (b) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the LC Issuer and Swingline Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the LC Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata

Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders Fronting Exposure, and (y) second, Cash Collateralize the LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, each LC Issuer and Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans and Facility LCs. So long as any Lender is a Defaulting Lender, (i) Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) LC Issuer shall not be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the LC Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the LC Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuer as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the LC Issuer that there exists excess Cash Collateral; provided that, subject to this Section 2.22 the Person providing Cash Collateral and the LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.23 Increase Option. The Borrower may from time to time, with the prior written approval of the Administrative Agent which approval shall not be unreasonably withheld, elect to increase the Aggregate Commitment, in each case in minimum increments of $10,000,000 or such lower amount as the Borrower and the Administrative Agent agree upon, so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $125,000,000, and the Aggregate Commitment does not exceed $300,000,000. The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, or extend Commitments, as the case may be; provided that (i) no Lender shall be required to commit to any such increase, (ii) each Augmenting Lender and each Increasing Lender shall be subject to the reasonable approval of the Borrower, the Administrative Agent and the LC Issuer and (iii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit E hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit F hereto. No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Commitments pursuant to this Section 2.23. Increases and new Commitments created pursuant to this Section 2.23 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, (a) the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied or waived by the Required Lenders (or, if required under Section 8.3, all Lenders) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower and (b) the Borrower shall be in compliance (on a pro forma basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.23 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the date hereof as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Pro Rata Share of such outstanding Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.3). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods.

2.24 [Reserved]

2.25 Term Out Provision. In the event that Borrower fails to meet or satisfy, or there is otherwise a default under, any of the financial covenants set forth in Sections 6.23(a), (b), (d), or (e), and such breach is not cured to the reasonable satisfaction of Administrative Agent by Borrower within 30 days after the earlier of (a) Borrower becoming aware of such breach, or (b) Administrative Agent notifying Borrower of such breach (the “Cure Period”), the credit facility available to Borrower under this Agreement will convert at the end of such Cure Period to an 18 month term loan (the period between the end of the 30 day Cure Period specified above and 18 months following the end of such Cure Period being referred to herein as the “Term Out Period”). Upon the commencement of the Term Out Period, Borrower shall no longer have any right to request or receive Loans hereunder or the issuance of Letters of Credit hereunder, and shall otherwise have no rights to any credit accommodations or other rights to obtain any further loans, money, letters of credit, or other credit accommodations of any nature whatsoever, under this Agreement. Commencing with the first day of the first month following the commencement of the Term Out Period, and continuing on the first day of each month thereafter, Borrower shall pay to Bank an amount equal to 1/18th of the Aggregate Outstanding Credit Exposure as of the commencement of the Term Out Period. All such payments shall be applied first to the outstanding principal amount of all Loans owing hereunder and then to all due and owing LC Obligations. To the extent that any of the LC Obligations consist of undrawn amounts under any

Facility LCs then outstanding, any payments to be made under this Section 2.25 remaining after the outstanding principal amount of all Loans and then due and payable LC Obligations have been paid in full, shall be remitted to the Facility LC Collateral Account with Administrative Agent, to serve as security for the payment of all future amounts drawn under all Facility LC’s and other LC Obligations as the same become due and payable, and shall also serve as security for all other Obligations owing hereunder (and Borrower hereby grants to Administrative Agent and Lenders, a security interest in all of the Borrower’s right, title and interest in and to the Facility LC Collateral Account and all funds and sums which may from time to time be on deposit therein). For purposes of clarification, if it occurs prior to the Facility Termination Date, at the end of the Term Out Period, this facility shall be terminated. For purposes of further clarification, notwithstanding that the Facility Termination Date has occurred, if the Term Out Period has commenced prior to the Facility Termination Date, then (notwithstanding the occurrence of the Facility Termination Date) Borrower shall have the option to continue to make the principal amortization payments, and interest payments and other sums owing under the Loan Documents, in accordance with the foregoing provisions of this Section 2.25 during the remainder of the Term Out Period (so that, so long as no other Event of Default has occurred other than the failure to satisfy the financial covenants described above in this Section 2.25, and so long as interest and other amounts owing under the Loan Documents continue to be paid, Borrower need not pay the full principal amount of the Loan outstanding on the Facility Termination Date, but rather may continue to pay the principal amortization payment equal to 1/18th of the Aggregate Outstanding Credit Exposure as of the commencement of the Term Out Period each month for the remainder of the period of the Term Out Period). Notwithstanding the foregoing or anything else contained herein which may be construed to the contrary, in no event shall the Term Out Period exceed the maturity date of the New Indenture Notes Obligations or any Refinancing Indebtedness with respect thereto, at which time all Obligations owing hereunder and under the other Loan Documents, not otherwise paid when due, shall be immediately due and payable in full.

2.26 Swingline Commitment.

(a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Commitments from time to time prior to the Facility Termination Date by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Loans, may exceed the Swingline Commitment then in effect), (ii) the Borrower shall not request and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the amount of the Available Aggregate Commitment would be less than zero, and (iii) Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the Borrowing Base Availability would be less than zero. During the Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Daily Eurocurrency Loans only.

(b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earliest of the end of the Commitment Period, the tenth (10th) Business Day after such Swingline Loan is made, or the date that the next Loan is borrowed.

2.27 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 2:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent or as otherwise directed by the Borrower on such Borrowing Date in immediately available funds.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Lender to make, and each Lender hereby agrees to make, a Loan, in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Loan available to the Administrative Agent in immediately available funds, not later than 10:00 A.M., New York City time, one (1) Business Day after the date of such notice. The proceeds of such Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. If the amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans, then the Borrower shall pay such difference to the Administrative Agent within two (2) Business Days of notice from the Administrative Agent, which payments shall be made available by the Administrative Agent to the Swingline Lender to repay the Refunded Swingline Loans.

(c) If prior to the time a Loan would have otherwise been made pursuant to Section 2.27(b), one of the events described in Section 7.6 shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Loans may not be made as contemplated by Section 2.27(b), each Lender shall, on the date such Loan was to have been made pursuant to the notice referred to in Section 2.27(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation

Amount”) equal to (i) such Lender’s Pro Rata Share times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Lender’s obligation to make the Loans referred to in Section 2.27(b) and to purchase participating interests pursuant to Section 2.27(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4.2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

ARTICLE III

YIELD PROTECTION; TAXES

3.1 Yield Protection. If, after the date of this Agreement, there occurs any adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (any of the foregoing, a “Change in Law”) which:

(a) subjects any Lender or any applicable Lending Installation, the LC Issuer, or the Administrative Agent to any Taxes (other than with respect to Indemnified Taxes,

Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances and Daily Eurocurrency Advances), or

(c) imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurocurrency Loans or Daily Eurocurrency Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurocurrency Loans, Daily Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Daily Eurocurrency Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within fifteen (15) days after demand by such Person, the Borrower shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received.

3.2 Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital or liquidity required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation or holding company controlling such Lender or the LC Issuer is increased as a result of (i) a Change in Law or (ii) any change after the date of this Agreement in the Risk-Based Capital Guidelines, then, within fifteen (15) days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable.

3.3 Availability of Types of Advances; Adequacy of Interest Rate. If (a) the Administrative Agent or the Required Lenders determine that deposits of a type and maturity appropriate to match fund Eurocurrency Advances or Daily Eurocurrency Loans are not available to such Lenders in the relevant market or (b) the Administrative Agent, in consultation with the Lenders, determines that the interest rate applicable to Eurocurrency Advances or Daily Eurocurrency Advances is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining Eurocurrency Advances or Daily Eurocurrency Advances or (c) it becomes unlawful for the Lenders to maintain any Loan based on the Eurocurrency Rate and/or Daily Eurocurrency Rate, then the Administrative Agent shall suspend the availability of Eurocurrency Advances and Daily Eurocurrency Advances and require any affected Eurocurrency Advances or Daily Eurocurrency Advances to be repaid or converted to Advances accruing interest at a rate per annum determined based upon an alternate index selected by Administrative Agent, in its reasonable discretion after consultation with (but not approval of) Borrower, reasonably comparable to that of a one-month Interest Period, intended to generate a return substantially the same as that generated by the Eurocurrency Rate at such time with a one-month Interest Period, and all references in the Loan Documents to the Daily Eurocurrency or Eurocurrency Rate shall be deemed to be references to such alternate index while such rate is in effect, such repayment or conversion subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4 Funding Indemnification. If (a) any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, (c) a Eurocurrency Loan is converted other than on the last day of the Interest Period applicable thereto, (d) the Borrower fails to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, or (e) any Eurocurrency Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, the Borrower will indemnify each Lender for such Lender’s costs, expenses and Interest Differential (as determined by such Lender) incurred as a result of such prepayment. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Lender resulting from prepayment, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Loan) had prepayment not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, Borrower agrees that Interest Differential shall not be discounted to its present value.

3.5 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender, the LC Issuer or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall indemnify any Lender, the LC Issuer or the Administrative Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender, the LC Issuer or the Administrative Agent or required to be withheld or deducted from a payment to such Lender, the LC Issuer or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the

Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(a) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(b) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(c) of the Code and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) For purposes of Section 3.5(d) and (f), the term “Lender” includes the LC Issuer.

3.6 Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans or Daily Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Loans or Daily Eurocurrency Loans under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan or Daily Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan or its Daily Eurocurrency Loans through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate or Daily Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1 Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:

(a) The Administrative Agent shall have received executed counterparts of each of this Agreement and the Guaranty.

(b) The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower, stating that on the date of the initial Credit Extension (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(c) The Administrative Agent shall have received a written opinion of the Borrower’s counsel in form and substance reasonably acceptable to the Administrative Agent.

(d) The Administrative Agent shall have received any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

(e) The Administrative Agent shall have received such documents and certificates relating to the organization, existence and good standing of the Borrower and each initial Guarantor, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower and such Guarantors, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit H.

(f) If the initial Credit Extension will be the issuance of a Facility LC, the Administrative Agent shall have received a properly completed Facility LC Application.

(g) The Administrative Agent shall have received evidence satisfactory to it that any credit facility currently in effect for the Borrower or any Guarantor (other than the New Indenture Notes Obligations) shall have been terminated and cancelled or arrangement made for the substantially concurrent discharge thereof and all indebtedness thereunder shall have been fully repaid or arrangement made for the substantially concurrent discharge thereof (except to the extent being so repaid with the initial Loans) and any and all liens thereunder shall have been terminated and released.

(h) The Administrative Agent and Arrangers shall have received all fees and other amounts due and payable on or prior to the date hereof, including fees payable under the Fee Letter and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(i) There shall not have occurred a Material Adverse Effect since December 31, 2014.

(j) The Administrative Agent shall have received all governmental, equity holder and third party consents and approvals necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Loan Parties, taken as a whole, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.

(k) No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that would reasonably be expected to result in a Material Adverse Effect.

(l) The Administrative Agent shall have received: (i) pro forma financial statements giving effect to the initial Credit Extensions contemplated hereby, which demonstrate, in the Administrative Agent’s reasonable judgment, together with all other information then available to the Administrative Agent, that the Borrower can repay its debts and satisfy its other obligations as and when they become due, and can comply with the financial covenants set forth in Section 6.23 throughout the term of this Agreement and (ii) such information as the Administrative Agent may reasonably request to confirm the tax, legal, and business assumptions made in such pro forma financial statements.

(m) The Administrative Agent shall have received evidence satisfactory to Administrative Agent that all of the existing Indenture Note Obligations and any and all other Specified Pari Passu Lien Obligations (as defined in the Prior Credit Agreement or the “Intercreditor Agreement” described therein) shall have been repaid or that arrangements have been made for such obligations to be discharged pursuant to the terms thereof (other than contingent indemnification obligations for which no claim has been made), and all liens and security interests in any Collateral (as defined in the Prior Credit Agreement or the “Intercreditor Agreement” described therein) or any other property or assets pertaining thereto shall have been cancelled and released.

(n) The net proceeds of the New Indenture and the New Indenture Notes Obligations shall be used in whole or in part to repay and satisfy the existing Indenture Notes Obligations.

(o) The Administrative Agent shall have successfully syndicated $100,000,000 of the total Aggregate Commitment hereunder to Lenders other than U.S. Bank, so that the total Aggregate Commitment of U.S. Bank under this Credit Agreement does not exceed $75,000,000; and such other Lenders shall be a party to this Agreement, and shall have executed such documents and agreements to evidence and confirm the foregoing as the Administrative Agent in its reasonable discretion shall require.

(p) Borrower, Guarantors and any other parties reasonably deemed necessary or appropriate by Administrative Agent shall have executed any and all other documents and agreements, in form and substance satisfactory to Administrative Agent, which Administrative Agent deems necessary or appropriate to carry out the intent and agreement of the parties hereto.

4.2 Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Borrowing Date:

(a) There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.

(b) The representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(c) After giving effect to the requested Credit Extension, the Aggregate Outstanding Credit Exposure does not exceed the lesser of (i) the Borrowing Base Availability at such time, or (ii) the Aggregate Commitment at such time.

Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1 Existence and Standing. Each of the Loan Parties is a corporation, partnership or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2 Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate, limited partnership and limited liability company proceedings, as the case may be, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3 No Conflict; Government Consent. Neither the execution and delivery by any Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Loan Party except where such violation could not reasonably be expected to have a Material Adverse Effect, (ii) any Loan Party’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party pursuant to the terms of any such indenture, instrument or agreement, except where such violation or conflict could not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Loan Party is required to be obtained by such Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4 Financial Statements and Information. The financial statements of Borrower and its Subsidiaries for the fiscal year ended December 31, 2014 heretofore delivered to the Lenders, fairly present in all material respects the consolidated financial condition and operations of Borrower and its Subsidiaries at such date and the consolidated results of their operations for the periods described therein. The information contained in such financial statements regarding the Borrower and its Subsidiaries and their respective operations and assets is true and accurate in all material respects.

5.5 Material Adverse Change. Since the date of the most recent audited financial statements delivered to the Administrative Agent there has been no change in the business, Property, prospects, financial condition or results of operations of the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

5.6 Taxes. The Borrower and each of its Subsidiaries have filed all United States federal and state income Tax returns and all other material Tax returns which are required to be filed by them and have paid prior to delinquency thereof all United States federal and state income Taxes and all other material Taxes due from the Borrower and each of its Subsidiaries, including, without limitation, pursuant to any assessment received by the Borrower and each of its Subsidiaries, except such Taxes, if any, (i) as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists, or (ii) the CCM Proceeding, or (iii) which would not have a Material Adverse Effect. No Tax liens have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of any Taxes or other governmental charges are adequate.

5.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their executive officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect (other than the CCM Proceeding) or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

5.8 Entities Owned. Schedule 5.8 sets forth, as of the Effective Date, the names and jurisdictions of incorporation or formation of all Subsidiaries and Joint Ventures in which Borrower has a direct ownership interest (but excluding publicly-traded Persons in which Borrower holds less than a five percent (5%) ownership interest). Except as described in

Schedule 5.8, as of the Effective Date, excluding publicly-traded Persons in which Borrower holds less than a five percent (5%) ownership interest, Borrower does not own any Capital Stock or ownership interest in any Person other than its Subsidiaries and Joint Ventures. All outstanding shares of Capital Stock or ownership interests, as the case may be, of each Subsidiary (other than an Excluded Subsidiary) and Joint Venture that are owned by Borrower or any other Loan Party are (i) owned of record and beneficially by Borrower and/or by one (1) or more Loan Parties, free and clear of all Liens, claims, encumbrances, and rights of others (other than Permitted Liens), and (ii) (to the knowledge of the Borrower in the case of any such Person that is not a Subsidiary of the Borrower) duly authorized, validly issued, fully paid, nonassessable (except for capital calls or contribution requirements in connection with ownership interests in limited liability companies, limited partnerships and Joint Ventures), and issued in compliance with all applicable state and federal securities and other laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

5.9 ERISA. With respect to each Plan, the Borrower and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code and could not reasonably be subject to a lien under Section 430(k) of the Code or Title IV of ERISA. Neither the Borrower nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

5.10 Accuracy of Information. No information, exhibit, financial statements or report furnished by any Loan Party or any of their respective Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents (as modified or supplemented by other information so furnished), taken as a whole, as of the date so furnished or delivered, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.; provided that (1) with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (2) with respect to the financial statements, the Borrower makes only the representations set forth in Section 5.4.

5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12 Material Agreements. No Loan Party nor any Subsidiary of the Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

5.13 Compliance With Laws. Each Loan Party is in compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.14 Title to Properties. Each of the Loan Parties has good and marketable fee title to the Real Property Inventory owned by it, and except as could not reasonably be expected to result in a Material Adverse Effect, to all the other assets owned by it and reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”), except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business or which are classified as real estate not owned under GAAP. All such Real Property Inventory and other assets owned by the Loan Parties are free and clear of all Liens except Permitted Liens.

5.15 Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.16 Environmental Matters. Based on its commercially reasonable due diligence, the Borrower has concluded its Property and operations and those of its Subsidiaries are in material compliance with applicable Environmental Laws and that none of Borrower or any of its Subsidiaries is subject to any liability under Environmental Laws that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties has received any notice to the effect that its Property and/or operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.18 Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice.

5.19 Subordinated Debt. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt.

5.20 Solvency.

(i) Immediately after the consummation of the transactions to occur on the date hereof (inclusive of the New Indenture Notes Obligations) and immediately following the making of each Credit Extension, if any, made on the date hereof and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

5.21 No Default. No Default or Event of Default has occurred and is continuing.

5.22 Foreign Asset Control Regulations. Neither the execution and delivery of the Loan Documents by Borrower or any Loan Party nor the use of the proceeds of any Loan or any extension of credit, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, none of the Borrower, any Loan Party nor any of their respective subsidiaries (a) are or will become a blocked person described in Section 2 of the Anti-Terrorism Order or (b) engage or will engage in any dealings or transactions or be otherwise associated with any such blocked person.

5.23 Anti-Corruption Laws. The Borrower, its subsidiaries and their respective officers and employees and, to the knowledge of Borrower, its directors and agents, are in compliance with Anti-Corruption Laws in all material respects. No Advance or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent:

(a) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating (1) to changes in accounting principles or practices reflecting changes in GAAP, (2) for any period within twelve months of the Facility Termination Date, the impending maturity of the Obligations) audit report, with no going concern modifier, certified by (1) nationally recognized independent certified accountants or (2) independent certified public accountants acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for the Loan Parties and their respective Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by, if prepared and delivered, any management letter prepared by said accountants.

(b) Within forty-five (45) days after the close of the first three (3) quarterly periods of each of its fiscal years, for the Loan Parties and their respective Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements (including sufficient detail for independent calculation of the financial covenants set forth in Section 6.23) and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer as being prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes.

(c) Within forty-five (45) days after the end of each calendar quarter, Borrower shall provide Administrative Agent with a Borrowing Base Certificate (and Administrative Agent will promptly forward to each Lender) showing Borrower’s calculations of the components of the Borrowing Base and such data supporting such calculations as the Administrative Agent may reasonably require, which Borrowing Base Certificate shall be subject to the Administrative Agent’s reasonable approval and adjustment.

(d) As soon as available, but in any event within 30 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Borrower for such fiscal year.

(e) Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit I signed by its chief financial officer showing the calculations necessary to determine compliance with Section 6.23 of this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

(f) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the SEC.

(g) within 20 days after each month-end, a monthly sales report for all Properties and Projects owned by Borrower.

(h) Such other information (including non-financial information and environmental reports, if available) as the Administrative Agent may from time to time reasonably request.

If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.

Any financial statement or report required to be furnished pursuant to Section 6.1(a), Section 6.1(b) or Section 6.1(f) shall be deemed to have been furnished on the date on which the Lenders receive notice that the Borrower has posted such financial statement on a website that is freely and readily available to the Administrative Agent and the Lenders without charge. Notwithstanding the foregoing, the Borrower shall deliver paper copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Borrower to furnish such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

6.2 Notice of Material Events. The Borrower will give notice in writing to the Administrative Agent, promptly and in any event within 10 days after an officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following:

(a) any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority (including pursuant to any applicable Environmental Laws) against or affecting any Loan Party or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect;

(c) with respect to a Plan, (i) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code or (ii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard;

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(e) as soon as possible and in any event within 10 days after receipt thereof by any of the Loan Parties or any of their Subsidiaries, a copy of (i) any notice or claim to the effect that any of the Loan Parties or of their Subsidiaries is or may be liable to any Person as a result of the release by any of the Loan Parties, any of their Subsidiaries, or any other Person of any Hazardous Material into the environment, and (ii) any notice alleging any violation of any Environmental Law or any federal, state or local health or safety law or regulation by any of the

Loan Parties or any of their Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect; and

(f) any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.3 Preservation of Existence and Similar Matters. Borrower shall, and shall cause each other Loan Party to, preserve and maintain its respective existence, and to keep in full force and effect the rights, franchises, licenses and privileges that are material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole; provided, that the Borrower shall not be required to preserve any such right, franchise, license or privilege, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole; and provided further, however, that this Section 6.3 not prohibit any transaction otherwise permitted by Section 6.19.

6.4 Compliance with Applicable Law. Borrower shall, and shall cause each other Loan Party to, comply with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Completion of Construction. In addition to the requirements of any of the other Loan Documents, Borrower shall, and shall cause each other Loan Party to, (a) protect and preserve all of its Properties (including, but not limited to, all intellectual Property) necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties necessary to the conduct of its respective business, ordinary wear and tear excepted, except as would not reasonably be expected to have a Material Adverse Effect, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary to the conduct of its respective business.

6.6 Insurance. The Borrower will, and will cause each other Loan Party to, maintain with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice, and the Borrower will furnish to the Administrative Agent upon request full information as to the insurance carried.

6.7 Payment of Taxes and Claims. Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge prior to delinquency (a) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all material lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim (i) which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof, (ii) for which adequate reserves have been established on the books of such Person in accordance with GAAP or federal income tax accounting principles consistently applied or which has been fully bonded in accordance with Applicable Law, and (iii) failure to pay or discharge the same will not have a Material Adverse Effect.

6.8 Books and Records; Inspections. Borrower will, and will cause each Loan Party to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower will, and will cause each Loan Party to, permit representatives of the Administrative Agent, at the expense of the Administrative Agent, unless an Event of Default has occurred and is continuing (and during the existence of any Event of Default, each of the Lenders), to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during business hours and as often as may be reasonably requested and, so long as no Event of Default exists, with reasonable prior notice.

6.9 Use of Proceeds. Borrower will use the proceeds of the Loans and the Facility LCs solely for general corporate purposes not otherwise prohibited hereunder. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances in violation of any domestic sanctions.

6.10 Environmental Matters. Borrower shall comply and shall cause each other Loan Party to comply with all Environmental Laws, except as would not reasonably be expected to have a Material Adverse Effect. Borrower shall promptly take all actions necessary to prevent the imposition of any Liens on any of the Qualified Real Property Inventory included in the Borrowing Base arising out of or related to any Environmental Laws. Notwithstanding the foregoing, Borrower may contest the existence of any such Lien in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP or federal income tax accounting principles consistently applied.

6.11 Further Assurances. At Borrower’s cost and expense and upon request of the Administrative Agent, Borrower shall, and shall cause each other Loan Party to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

6.12 [Reserved].

6.13 ERISA Compliance. Borrower shall, and shall cause each ERISA Affiliate to at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, except as would not reasonably be expected to have a Material Adverse Effect. If Borrower or any Loan Party or any ERISA Affiliate forms any employee benefit plan subject to ERISA, Borrower shall promptly disclose same to Administrative Agent and shall promptly thereafter execute an amendment to this Agreement to add appropriate representations, covenants and defaults with respect to such ERISA plan and compliance.

6.14 Business Operations; Unrelated Business. Borrower and its Subsidiaries shall (i) engage solely in the business of homebuilding, housing construction, land acquisition, land (including masterplan) development, land dispositions, and related real estate activities, including the provision of mortgage financing or title insurance, and businesses that are reasonably related or incidental thereto or are reasonable extensions thereof, and (ii) not change the fundamental nature of such businesses. Borrower and its Subsidiaries shall further operate their respective businesses in compliance with the terms and conditions of this Agreement and the Loan Documents.

6.15 [Reserved].

6.16 [Reserved].

6.17 Liens. Neither the Borrower nor any Guarantor will create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any Guarantor, except:

(i) Permitted Liens.

(ii) Liens for taxes, assessments or governmental charges or levies which solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to the Borrower or any Guarantor or any Subsidiary.

(iii) Purchase-money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention or a Capitalized Lease; provided that:

(A) The Lien on any such Property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof;

(B) Each Lien shall attach only to the Property so acquired, any accessions or improvements thereto, and any other Property acquired from a common seller.

(iv) Liens existing on the date hereof (and not otherwise permitted under this Section 6.17) and described in Schedule 6.17 hereto and Liens securing Refinancing Indebtedness with respect thereto, but only to the extent such Liens encumber the same collateral in whole or in part as the previous Liens securing the Indebtedness being refunded, refinanced or extended.

(v) Liens securing obligations for borrowed money in an amount not in excess of $50,000,000 in the aggregate.

(vi) Judgments and similar Liens arising in connection with court proceedings; provided the execution or enforcement thereof is stayed and the claim is being contested in good faith, with adequate reserves therefor being maintained by the Borrower or such Guarantor in accordance with GAAP.

(vii) Liens securing Non-Recourse Indebtedness of the Borrower or any Guarantor.

(viii) Liens existing with respect to Indebtedness of a Person acquired in an Investment permitted by this Agreement.

(ix) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(x) Liens incurred or deposits made to secure the performance of (or in lieu of) tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business.

(xi) Leases or subleases granted to others not materially interfering with the ordinary course of business of the Borrower or any Guarantor.

(xii) Any interest in or title of a lessor to property subject to any Capitalized Lease Obligations.

(xiii) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business.

(xiv) Any option, contract, right of first refusal or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom, together with any Liens granted to secure the obligations incurred in respect of any of the foregoing.

(xv) Any legal right of, or right granted in good faith to, a lender or lenders to which the Borrower or a Guarantor may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts, or monies of the Borrower or a Guarantor with or held by such lender or lenders.

(xvi) Any pledge or deposit of cash or property by the Borrower or any Guarantor in conjunction with obtaining surety, performance, completion or payment bonds and Letters of Credit or other similar instruments or providing earnest money obligations, escrows or similar undertakings or indemnifications required in the ordinary course of business of a homebuilder.

(xvii) Liens incurred in the ordinary course of business as security for the Borrower’s or any Guarantor’s obligations with respect to indemnification in favor of title insurance providers.

(xviii) Letters of Credit, bonds or other assets pledged to secure insurance in the ordinary course of business.

(xix) Liens on assets securing warehouse lines of credit and repurchase agreements and other credit facilities to finance the operations of the Borrower’s mortgage lending Subsidiaries, insurance subsidiaries and/or financial asset management Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, so long as such assets are owned by such mortgage lending Subsidiaries and financial asset Subsidiaries.

(xx) Liens incurred in the ordinary course of business to secure (i) profit and price participation arrangements and (ii) fees, taxes and carry costs on, in respect of or owing to governmental issuers (including enterprises thereof) of community facility district, mello-roos, metro-district or similar bonding obligations.

(xxi) Pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement of real property, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder.

(xxii) Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower and its Subsidiaries.

(xxiii) Liens, encumbrances or other restrictions contained in any joint venture agreement entered into by the Borrower or a Guarantor with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture.

(xxiv) Customary Liens in favor of a trustee on cash, Cash Equivalent Investments and Marketable Securities supporting the repayment of the Senior Notes and/or other Public Indebtedness in any case arising in connection with the defeasance, discharge or redemption of such Indebtedness.

(xxv) Customary Liens in favor of a trustee on all money or personal property held or collected by the trustee pursuant to the indenture governing the New Indenture Notes Obligations and any indenture governing any other Public Indebtedness, to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee.

(xxvi) Assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease.

(xxvii) Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which the Borrower or a Guarantor is a party as lessee.

(xxviii) Liens on real property, and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom, that (A) is not related to Units and does not constitute Land Under Development, Finished Lots or Entitled Land, and (B) is owned by the Borrower or a Guarantor, which Liens secure Indebtedness of the Borrower or such Guarantor, provided (x) each such Lien attaches only to such real property and (y) the obligation secured by such Lien is limited to such Indebtedness.

(xxix) Liens arising by operation of law in favor of issuers of letters of credit in the documents presented under a letter of credit.

(xxx) Liens of a lessor, sublessor or licensor arising under any lease, sublease or license entered into by the Borrower or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary, and covering only the Property or assets so leased, subleased or licensed, including rights of tenants under leases or subleases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property.

(xxxi) Liens on property or assets of the Borrower or any Subsidiary securing Indebtedness of the Borrower or any Subsidiary owing to the Borrower or one or more Subsidiaries not to exceed $20,000,000 in the aggregate.

(xxxii) Liens on specific items of personal property inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

6.18 Prepayment of Indebtedness. If a Default or Event of Default has occurred and is continuing, Borrower shall not voluntarily prepay, or permit any other Loan Party voluntarily to prepay, the principal amount, in whole or in part, of any Indebtedness other than (a) Indebtedness owed to each Lender hereunder or under some other agreement between Borrower and such Lender, (b) in pro rata amounts with payment of the Loans, Indebtedness which ranks pari passu with the Indebtedness incurred under this Agreement which is or becomes due and owing whether by reason of acceleration or otherwise and (c) Indebtedness which is exchanged for, or converted into, Capital Stock (or securities to acquire Capital Stock) of any Loan Party.

6.19 Limitation on Fundamental Changes.

(a) Borrower shall not, nor shall any Loan Party be permitted to, do any of the following:

(i) sell, assign, lease or otherwise dispose of (whether in one transaction in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Loan Parties (taken as a whole on a consolidated basis) except (A) for the sale of inventory in the ordinary course of business, and (B) bulk sales of Properties held in a geographic region, provided that the fair value of such bulk sales do not exceed in any twelve (12) consecutive months 20% of Consolidated Tangible Net Worth;

(ii) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

(iii) dissolve, liquidate or wind up its business by operation of law or otherwise; or

(iv) distribute to the stockholders of such Loan Party any Capital Stock of any Subsidiary that is a Loan Party;

provided, however, that any Loan Party (other than the Borrower) may merge into or consolidate with or may dissolve and liquidate into, or may sell, assign, lease or otherwise dispose of all or substantially all of the assets to, another Loan Party, and any Person that is not a Loan Party may merge into or consolidate with or may dissolve and liquidate into, or may sell, assign, lease or otherwise dispose of all or substantially all of the assets to, another Subsidiary that is not a Loan Party, and any Loan Party may distribute to another Loan Party the Capital Stock of any other Loan Parties, if (and only if) (1) in the case of a merger or consolidation involving a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to (a) an Event of Default or (b) Default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound if such Default would have a Material Adverse Effect.

(b) Borrower shall not, nor shall it permit any Loan Party to, acquire all or substantially all of the Capital Stock of another Person unless (i) the primary business of such person is engaging in homebuilding, housing construction, land acquisition, land (including masterplan) development, land dispositions, and related real estate activities, including the provision of mortgage financing or title insurance, and businesses that are reasonably related or incidental thereto or are reasonable extensions thereof, (ii) the majority of shareholders (or other equity interest holders), the board of directors or other governing body of such person approves such acquisition and (iii) the Investment complies with the limitations in Section 6.21.

Nothing contained in this Section 6.19, however, shall restrict (1) any sale of assets among the Loan Parties and their Subsidiaries which is in the ordinary course of business or is otherwise in compliance with all other provisions of this Agreement or (2) the organization by any Loan Party of one or more Persons in the ordinary conduct of its business.

6.20 Transactions with Affiliates. Except as described on Schedule 6.20 attached hereto, Borrower shall not, and shall not permit any other Loan Party to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower or any other Loan Party, or with any director, officer or employee of Borrower or any other Loan Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any other Loan Party and upon fair and reasonable terms that, on an overall basis, are no less favorable to Borrower or such other Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the following are permitted:

(i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Borrower or its Subsidiaries generally (in their capacities as such) that has been approved by the general partner of the Borrower,

(ii) Equity interests issuances to directors, officers and employees of the Borrower or its Subsidiaries pursuant to plans approved by the holders of equity interests of the Company;

(iii) any Investment permitted under Section 6.21 (other than Investments described in clause (j) thereof) or dividend or distribution permitted under Section 6.22,

(iv) any transaction between or among the Borrower and one or more Loan Parties or between or among Loan Parties (provided, however, no such transaction shall involve any other Affiliate (other than a Subsidiary to the extent the applicable amount constitutes a payment permitted under Section 6.21 or 6.22)),

(v) any transaction between one or more Loan Parties and one or more non-Loan Parties where all of the payments to, or other benefits conferred upon, such non-Loan Parties are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Borrower or a Loan Party,

(vi) any transactions consummated in accordance with written agreements existing on the Effective Date with Affiliates, or entities in which an Affiliate owns an interest, including amendments thereto that are no more favorable to the Affiliate in any material respect than the terms existing on the Effective Date,

(vii) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or such Loan Party, and

(viii) any transaction with an Affiliate that is a Joint Venture in which the Borrower or any Loan Party has a direct or indirect equity interest so long as the other Joint Venture partners not constituting Affiliates of the Borrower or any Loan Party, as the case may be, approve the subject transaction.

6.21 Investments. Borrower will not, nor will Borrower permit any other Loan Party to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or Joint Venture, except:

(a) Cash Equivalent Investments.

(b) Existing Investments in Subsidiaries and Joint Ventures, and other Investments in existence on the date hereof and described in Schedule 5.8.

(c) Any loan or advance to an executive officer, director or employee of the Borrower or any Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the board of directors or other governing body of the Borrower or a committee thereof consisting of disinterested members; and provided further that all such loans and advances may not exceed $10,000,000 in aggregate outstanding at any one time.

(d) Investments by a Loan Party or Wholly-Owned Subsidiary in another Loan Party or Wholly-Owned Subsidiary.

(e) Investments constituting Rate Management Transactions.

(f) receivables owing to any Loan Party if created or acquired in the ordinary course of business;

(g) prepaid expenses, negotiable instruments held for collection and insurance, lease, utility, workers’ compensation, performance and other similar deposits in the ordinary course of business;

(h) Investments made by any Loan Party for consideration consisting only of Capital Stock;

(i) guarantees of performance obligations in the ordinary course of business;

(j) Investments permitted by Section 6.19(b) provided that the Person acquired becomes a Guarantor;

(k) Investments in mortgages, receivables, other securities or ownership interests, loans or advances made in connection with a strategy to acquire land or other homebuilding assets through foreclosure or other exercise of remedies;

(l) Investments received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(m) Investments or securities received in settlement of debts, including as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement in exchange for or satisfaction of such debts, owing to Borrower or any Guarantor in the ordinary course of business;

(n) Investments, other than those permitted by subsections (a) through (m) above, in Persons that are in the business of homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof not to exceed in the aggregate amount outstanding at any time 35% of Consolidated Tangible Net Worth;

(o) any receivables, loans or other consideration received in connection with any asset sale otherwise permitted hereunder;

(p) obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(q) guarantee, reimbursement or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, entitlement and development of real property;

(r) current Investments acquired in the ordinary course of business for cash management purposes;

(s) guarantees of any Indebtedness permitted to be incurred hereunder;

(t) guarantees (but not payments thereon) with respect to Specified Obligations; and

(u) other Investments in the aggregate amount not to exceed $20,000,000 at any time outstanding.

6.22 Dividends and Subordinated Debt. No Loan Party shall declare or pay any dividend on, or purchase, redeem, retire, or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property, or obligations, or pay, repurchase, or redeem all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement, or repayment of all or any part of any Subordinated Debt, except:

(a) Subject to the subordination terms applicable to such Subordinated Debt, so long as no Default or Event of Default exists, a Loan Party may make regularly scheduled and mandatory payments in respect of any Subordinated Debt as and when due by the terms thereof; provided, further, that a Loan Party may prepay or repurchase Subordinated Debt at any time from the proceeds of indebtedness issued by such Loan Party following the Effective Date so long as (i) the maturity date of all such indebtedness is at least six (6) months beyond the Facility Termination Date, and (ii) no Default exists both before and after giving effect thereto;

(b) So long as no Default or Event of Default exists both immediately before and after giving effect to such dividend, Borrower may declare and pay dividends;

(c) So long as no Default or Event of Default exists both before and after giving effect to such repurchase, Borrower may from time to time repurchase shares of its Capital Stock;

(d) Any Loan Party may pay dividends or make distributions to the Borrower or to a Loan Party which is a Subsidiary of the Borrower; and

(e) Any Loan Party may, at any time, (i) declare or pay dividends on Capital Stock in the form of Capital Stock (or warrants or rights to acquire Capital Stock) of such Loan Party or through an accretion to the liquidation preference of such Capital Stock, (ii) purchase, redeem, retire or otherwise acquire Capital Stock or Subordinated Debt solely in consideration of Capital Stock (or warrants or rights to acquire Capital Stock) of such Loan Party, (iii) exchange Capital Stock or Subordinated Debt solely for Capital Stock (or warrants or rights to acquire Capital Stock) of such Loan Party or (iv) convert Capital Stock or Subordinated Debt solely into Capital Stock (or warrants or rights to acquire Capital Stock) of such Loan Party, in each case without transfer to the holders of Capital Stock or Subordinated Debt of any cash or other property of such Loan Party or any of its Subsidiaries in respect thereof.

(f) Any Loan Party may pay any dividend or redeem any Capital Stock or Subordinated Debt within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the above provisions of this Section 6.22 as of the date of declaration or call for redemption (and the payment itself will be deemed to have been paid on such date of declaration or call for redemption); and

(g) The Borrower may make Tax Distributions.

6.23 Financial Covenants.

(a) Interest Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four (4) fiscal quarters, of (i) Consolidated EBITDA to (ii) Consolidated Interest Incurred to be less than 1.5 to 1.0.

(b) Adjusted Leverage Ratio. The Borrower will not permit the Adjusted Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than (i) 2.0 to 1.0, prior to and including March 31, 2017, and (ii) 1.85 to 1.0 at any time after March 31, 2017.

(c) [Reserved].

(d) Minimum Consolidated Tangible Net Worth. As at the end of each fiscal quarter, the Consolidated Tangible Net Worth shall not be less than the sum of (a) $400,000,000 plus (b) 50% of the cumulative Net Cash Proceeds of any Equity Issuances received by Borrower during each completed fiscal quarter after the Effective Date, plus (c) 50% of an amount equal to (i) the cumulative Consolidated Net Income (without deductions for losses sustained during any fiscal quarter) for each completed fiscal quarter following the Effective Date, commencing with the quarter ended June 30, 2015, minus (ii) income taxes on such income at a presumed combined Federal and State rate of fifty percent (50%).

(e) Ratio of Land Assets to Consolidated Tangible Net Worth. As at the end of each fiscal quarter, Borrower shall not permit the ratio of (a) the Book Value of Land Assets to (b) Consolidated Tangible Net Worth to exceed 1.75 to 1.0.

(f) Minimum Liquidity. The Borrower will not permit its Unrestricted Cash, determined as of the end of each of its fiscal quarters, to be less than $5,000,000.

6.24 Guarantors. Shea Homes Funding Corp. and the other direct and indirect Subsidiaries of Borrower listed on Schedule 1(b) under the heading “Guarantors” shall execute and deliver the Guaranty on the Effective Date. Borrower shall cause each (a) Wholly-Owned Subsidiary of Borrower formed or acquired after the Effective Date, the assets of which are included in the Borrowing Base, (b) the Initial Non-Wholly-Owned Guarantors, (c) other Subsidiaries that have guaranteed the New Indenture Notes Obligations (other than an Excluded Subsidiary), and (d) Non-Wholly-Owned Subsidiaries whose assets are to be included in the Borrowing Base, to become a party to the Guaranty and execute and deliver such other documentation required by Administrative Agent, all in form and substance reasonably acceptable to Administrative Agent within thirty (30) days after the date on which such Subsidiary is formed or acquired; provided that if any Subsidiary that has become a party to the Guaranty (i) is sold or otherwise disposed of in a transaction permitted by this Agreement to a Person other than Borrower or one of the other Loan Parties, (ii) ceases, at any time, to qualify as a Subsidiary (other than an Excluded Subsidiary) or (iii) is designated an Excluded Subsidiary in accordance with the terms of this Agreement, then, upon the request of Borrower, Administrative Agent shall, so long as no Default or Event of Default exists or would result therefrom, release such Subsidiary from the Guaranty pursuant to a release in form and substance reasonably acceptable to Administrative Agent and Borrower.

6.25 [Reserved.]

6.26 Foreign Assets Control Regulations. The Loan Parties shall not use or permit the use of the proceeds of any Loan or any extension of credit in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the foregoing, neither the Borrowers nor any Loan Party will permit itself nor any of its Subsidiaries to (a) become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions or be otherwise associated with any Person who is a blocked person.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):

7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of the other Loan Parties to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or confirmed.

7.2 Nonpayment of (i) principal of any Loan when due (including, without limitation, under Section 2.2 hereof), (ii) any Reimbursement Obligation within three (3) Business Days after the same becomes due, or (iii) interest upon any Loan or of any Undrawn Fee, LC Fee or other obligations under any of the Loan Documents within five (5) days after the same becomes due.

7.3 The breach by the Borrower of any of the terms or provisions of Section 6.2(a), 6.9, 6.17, 6.19, 6.20, 6.21, 6.22, or 6.23(f). By way of clarification, any failure to maintain or observe the financial covenants set forth in Section 6.23(a), (b), (d) or (e) shall put the Term Out Provision under Section 2.25 hereof into effect, and Borrower must then comply with all the covenants and requirements set forth therein, including without limitation the principal amortization of the Aggregate Outstanding Credit Exposure in eighteen (18) equal monthly principal payments over the following eighteen (18) month period; provided, however, that a failure to comply with such subsections (a), (b), (c), (d) or (e) of Section 6.23 shall not result in an Event of Default or otherwise result in an acceleration of the Loans or the LC Obligations, unless or until any other requirements of Section 2.25 hereof have not been met or satisfied by Borrower in response to such defaults (provided, however, that the foregoing shall not be construed to limit Administrative Agent’s and Lenders’ rights to accelerate the Obligations and exercise all remedies hereunder upon the occurrence of any other Events of Default under this Article VII). Any default by Borrower or failure to observe or comply with the financial covenants set forth in Section 6.23(f) shall constitute an immediate Event of Default under this Agreement.

7.4 The breach or failure by the Borrower or any other Loan Party (other than a breach or failure which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty (30) days after the Borrower becomes aware of any such breach; provided that (i) if such breach or failure cannot, by its nature, be cured within such thirty (30) day period, (ii) Borrower commences efforts to cure such breach or failure within the initial thirty (30) day period and is diligently pursuing such cure, and (iii) the continuation of such breach or failure does not otherwise have a Material Adverse Effect, Borrower shall have up to an additional sixty (60) days in which to cure such failure.

7.5 Failure of the Borrower or any other Loan Party to pay when due any Material Indebtedness (other than any purchase money Non-Recourse Indebtedness); or the default by the Borrower or any other Loan Party in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement (other than any agreement with respect to purchase money Non-Recourse Indebtedness), or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under such Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under such Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material

Indebtedness (other than any purchase money Non-Recourse Indebtedness) of the Borrower or any other Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any other Loan Party shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6 Any Loan Party shall (i) have an order for relief entered with respect to it under any Debtor Relief Laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under any Debtor Relief Laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7 Without the application, approval or consent of Borrower or any of the other Loan Parties, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Person or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any such Person and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

7.8 [Reserved.]

7.9 Any of the other Loan Parties shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $25,000,000 (or the equivalent thereof in currencies other than U.S. Dollars), in the aggregate, exclusive of amounts covered by insurance, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10 (a) With respect to a Plan, the Borrower or an ERISA Affiliate is subject to a lien in excess of $10,000,000 pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA, or (b) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

7.11 [Reserved.]

7.12 Any Change of Control shall occur.

7.13 The occurrence of any “default” or “Event of Default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any

Loan Document (other than this Agreement), which default or breach continues beyond any applicable period of grace therein provided (provided, however, that should there not be any cure or grace period specified with respect to any “default” or “event of default” under any Loan Document that is not one of the Events of Default otherwise specified in this Article VII, Borrower shall have the cure period specified in Section 7.4 above with respect to such breach or default).

7.14 Any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, in whole or in part, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability, in whole or in part, under any Guaranty to which it is a party, or shall give notice to such effect.

7.15 Any Borrowing Base Certificate proves to have been incorrect in any material respect when delivered to Administrative Agent; provided that, it shall not be an Event of Default under this Section 7.15 if (i) such incorrect Borrowing Base Certificate has been corrected by the delivery of a subsequent Borrowing Base Certificate within 10 days after the Borrower obtains knowledge of such inaccuracy, and (ii) the corrected Borrowing Base Certificate demonstrate that Borrower is in compliance with Section 2.2.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration; Remedies.

(a) If any Event of Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(b) If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(c) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents, as provided in Section 8.2.

(d) At any time while any Event of Default is continuing (or if there is, or if the withdrawal would result in, a Collateral Shortfall Amount), neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, and there are no undrawn amounts under any Facility LCs, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(e) If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(f) Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may and at the direction of the Required Lenders shall, subject to the direction of the Required Lenders, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.

8.2 Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a) First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b) Second, to payment of fees, indemnities and other amounts (other than principal, interest, LC Fees and Undrawn Fees) payable to the Lenders (including the Swingline

Lender) and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer as required by Section 9.6 and amounts payable under Article III);

(c) Third, to payment of accrued and unpaid LC Fees, Undrawn Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this Section 8.2(c) payable to them;

(d) Fourth, to payment of all Swingline Loans;

(e) Fifth, to payment of all Obligations ratably among the Lenders;

(f) Sixth, to the Administrative Agent for deposit to the Facility LC Collateral Account in an amount equal to the Collateral Shortfall Amount (as defined in Section 8.1(a)), if any; and

(g) Last, the balance, if any, to the Borrower or as otherwise required by Applicable Law.

8.3 Amendments. Subject to the provisions of this Section 8.3, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:

(a) without the written consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of the Commitment of such Lender hereunder.

(b) without the consent of all of the Lenders, change the percentage specified in the definition of Required Lenders.

(c) without the consent of all of the Lenders, amend this Section 8.3.

(d) without the consent of all of the Lenders, modify the Guaranty, release any material Guarantor of the Obligations or add any additional borrower.

(e) reduced the amount of any fees payable to any Lender without that Lender’s prior written consent.

(f) modify the definition of Pro Rata Share without the unanimous written consent of each Lender.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Administrative Agent may waive payment of the fee required under Section 12.3(b) without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent.

8.4 Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the Fee Letter which shall survive and remain in full force and effect during the term of this Agreement. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument executed by Borrower, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail. By executing this Agreement Borrower expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Agreement or any of the other Loan Documents in reaching its decision to enter into this Agreement or any of the other Loan Documents and that no promises or other representations have been made to Borrower which conflict with the written terms of the Loan Documents. Borrower represents to Lender that (i) it has read and understands the terms and conditions contained in this Agreement and the other Loan Documents executed in connection with this Agreement, (ii) its legal counsel has carefully reviewed all of the Loan Documents and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and all other Loan Documents, (iii) it is satisfied with its legal counsel and the advice received from it, and (iv) it has relied only on its review of the Loan Documents and its own legal counsel’s advice and representations (and it has not relied on any advice or representations from Lender, or any of Lender’s officers, employees, agents or attorneys). The Loan Documents may not be modified, amended or terminated as provided in Section 8.3.

9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6 Expenses; Indemnification.

(a) The Borrower shall reimburse the Administrative Agent and the Arrangers upon demand for all reasonable and documented out-of-pocket expenses paid or incurred by the Administrative Agent or any Arranger, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent and any Arranger incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via DebtX and any other internet service selected by the Administrative Agent), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arrangers, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, the Arrangers, the LC Issuer and the Lenders incurred by the Administrative Agent, the Arrangers, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time U.S. Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by U.S. Bank from information furnished to it by or on behalf of the Borrower, after U.S. Bank has exercised its rights of inspection pursuant to this Agreement.

(b) The Borrower hereby further agrees to indemnify and hold harmless the Administrative Agent, each Arranger, the LC Issuer, each Lender, their respective Affiliates, and each of their directors, officers and employees, agents, attorneys and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor (including reasonable fees, charges and disbursements of outside counsel) whether or not the Administrative Agent, the Arrangers, the LC Issuer, any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by Borrower or any of the Loan Parties, any environmental liability related in any way to Borrower or any of the Loan Parties, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any of the Loan Parties, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct of the party seeking indemnification or (ii) a material breach by such party of its express contractual obligations under the Loan Documents, including, without limitation, reasonable attorneys’ fees and settlement costs. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7 [Reserved].

9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4; provided, however that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, or (ii) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of quarterly and annual financial statements required hereunder.

9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, any Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, any Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent, any Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, any Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower and its Subsidiaries in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. It is agreed that each Arranger shall, in its capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on the Arrangers in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.

9.11 Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to the Administrative Agent or such Lender or to a Transferee or potential Transferee provided such parties agree to be bound by this Section 9.11 or comparable confidentiality provisions, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which it is a party, (vi) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties provided such parties agree to be bound by this Section 9.11 or comparable confidentiality provisions, and (vii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and the Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by the Administrative Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Administrative Agent or any Lender with respect to such confidential information.

9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.

9.13 Disclosure. The Borrower and each Lender hereby acknowledge and agree that U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.14 USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

9.15 Document Interpretation.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights, and (v) references to agreements or other Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1 Appointment; Nature of Relationship. U.S. Bank National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4 No Responsibility for Loans, Recitals, etc.. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security, if any; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.

10.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6 Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8 Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(d) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9 Notice of Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

10.10 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

10.11 Lender Credit Decision, Legal Representation.

(a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or any Arranger hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or any Arranger (whether or not in their respective capacity as Administrative Agent or any Arranger) or any of their Affiliates.

(b) Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Administrative Agent represents only the Administrative Agent and not the Lenders in connection with this Agreement and the transactions contemplated hereby.

10.12 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12.

10.13 Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arrangers, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arrangers pursuant to the Fee Letter, or as otherwise agreed from time to time.

10.14 Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (a) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (b) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (c) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (a) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (b) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1 Setoff. The Borrower hereby grants each Lender a security interest, to secure the Obligations owing to such Lender, in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of the Borrower with such Lender or any Affiliate of such Lender (the “Deposits”). In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Event of Default occurs and is continuing, Borrower authorizes each Lender to offset and apply all such Deposits toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due and regardless of the existence or adequacy of any collateral, guaranty or other security, right or remedy available to such Lender or the Lenders; provided, that in the event that any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Notwithstanding the foregoing, no Lender shall exercise any such right of set off without the prior written consent of all Lenders and Administrative Agent.

11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2 Participations.

(a) Permitted Participants; Effect. So long as Borrower consents in writing (which consent shall not be necessary at any time that an Event of Default has occurred and is continuing, and may not at any time be unreasonably withheld or delayed by Borrower), any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.

(c) Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (a) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any governmental authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3 Assignments.

(a) Permitted Assignments. Subject to clause (b) below, any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit J or in such other form reasonably acceptable to the Administrative Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

(b) Consents. The consent of the Borrower shall be required prior to an assignment becoming effective, unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing and such consent may not at any time be unreasonably withheld or delayed by Borrower. The consent of the Administrative Agent shall be required prior to an assignment becoming effective, unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. The consent of the LC Issuer shall be required prior to an assignment of a Commitment becoming effective, unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.3(b) shall not be unreasonably withheld or delayed.

(c) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and participations of each Lender in Facility LCs, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(e) Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

ARTICLE XIII

NOTICES

13.1 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrower, to it at 655 Brea Canyon Road, Walnut, California 91788, Attention: Chief Financial Officer, Facsimile: 909-543-1874; with a copy (which shall not constitute notice) to: Gibson, Dunn & Crutcher LLP, Attention: Cromwell Montgomery, 2029 Century Park East, Los Angeles, CA 90067-3026, Facsimile: 310.552.7063; and with a copy (which shall not constitute notice) to: 655 Brea Canyon Road, Walnut, California 91788, Attention: Robert O’Dell, Treasurer, Telephone: 602-303-3247, Facsimile: (612) 303-3851, e-mail: robert.odell@jfshea.com;

(ii) if to the Administrative Agent, to it at c/o Soua R. Yang, Senior Agency Specialist, U.S. Bank Agency Services, 800 Nicollet Mall, 3rd Floor, Minneapolis, MN 55402-7020, Telephone: 602-303-3247, Facsimile: (612) 303-3851, e-mail: soua.yang1@usbank.com and c/o Young Hahn, Agency Specialist, U.S. Bank Agency Services,

1420 Fifth Avenue, 9th Floor, Seattle, WA 98101, Telephone: (206) 344-5055, Facsimile: (203) 587-7022, e-mail: elaine.hahn@usbank.com and c/o Susanie Samson, Loan Administration, 4100 Newport Place, Suite 900, Newport Beach, CA 92680, Telephone: (949) 863-2376, Facsimile: (949) 252-1759, e-mail: susanie.samson@usbank.com;

(iii) if to the LC Issuer, to it at c/o Susanie Samson, Loan Administration, 4100 Newport Place, Suite 900, Newport Beach, CA 92680, Telephone: (949) 863-2376, Facsimile: (949) 252-1759, e-mail: susanie.samson@usbank.com and c/o International Banking Documentary Services, 555 SW Oak Street, Suite 400-P, Portland, OR 97204, Facsimile: (503) 464- 4125, e-mail: portlandlcdept@usbank.com;

(iv) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.

ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS;

ELECTRONIC EXECUTION

14.1 Counterparts; Effectiveness . This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

14.2 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION;

WAIVER OF JURY TRIAL

15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2 CONSENT TO JURISDICTION; OTHER MATTERS; WAIVERS.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE

IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

(b) EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK, NEW YORK, OR, AT THE OPTION OF THE ADMINISTRATIVE AGENT, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOAN, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN.

(c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(e) BORROWER AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, SUCH BORROWER HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

(f) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE

LOAN AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

ARTICLE XVI

NON-RECOURSE

16.1 Notwithstanding any other term of provision of this Agreement, any other Loan Document or applicable law:

(a) The Administrative Agent, LC Issuer and each Lender and other holder of an Obligation (for themselves individually and their respective successors and assigns) (collectively, the “Lender Parties”) each hereby agrees that (1) it shall not be entitled to assert any claim or enforce any liability against and, subject to the proviso set forth at the end of this paragraph, will waive any and all rights, obligations, claims, causes of action and demand against any general and limited partner(s) of the Borrower, any direct or indirect general or limited partner of such general or limited partner(s), and any direct or indirect partners (general or limited), shareholders, members, managers, officers, directors, trustees, affiliates, parents, employees, or agents of the foregoing entities and of any Guarantor or any Subsidiary with respect to which Rate Management Obligations or obligations with respect to Cash Management services exist (each such Person being referred to herein as a “Non-Recourse Party”), or against the assets of any such Persons, on account of, or arising from, any Obligation, and (2) it shall not look to any Non-Recourse Party for the enforcement of any Obligation, Rate Management Obligations or obligations with respect to Cash Management services; provided, however, Lender Parties may look to, pursue, assert a claim against and/or otherwise enforce liability against any Non-Recourse Party to recover any payments received by, or other property or assets in the possession of, such person resulting from the payment of a dividend, the making of a distribution, or other similar action by any Non-Recourse Party in violation of the terms of the Loan Documents or due to any fraud or willful misconduct of such Non-Recourse Party.

(b) Nothing contained in the Article XVI shall be construed to limit or restrict the Obligations of any Loan Party under the Loan Documents or any applicable Subsidiary with respect to any applicable Rate Management Obligations or obligations with respect to Cash Management services, and in connection therewith the Borrower acknowledges that the payment and performance of the Obligations shall be fully recourse to each Loan Party and its respective assets, and the assets of any applicable Subsidiary with respect to any applicable Rate Management Obligations or obligations with respect to Cash Management services.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership

By:	/s/ Andrew Parnes
Name:	Andrew Parnes
Title:	Chief Financial Officer

By:	/s/ Robert R. O’Dell
Name:	Robert R. O’Dell
Title:	Treasurer

S-1

U.S. BANK NATIONAL ASSOCIATION, as a Lender, as LC Issuer and as Administrative Agent

By:	/s/ Adrian B. Montero
Name:	Adrian B. Montero
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Elena Bennett
Name:	Elena Bennett
Title:	Senior Vice President

JP MORGAN, as a Lender

By:	/s/ Nadeige Dang
Name:	Nadeige Dang
Title:	Vice President

S-2

PRICING SCHEDULE

The Applicable Margin and Applicable Undrawn Fee Rate shall be determined in accordance with the following table based on the Borrower’s Adjusted Leverage Ratio as reflected in the then most recent Financials:

Adjusted Leverage Ratio	Applicable Margin for Eurocurrency Loans	Applicable Margin for Daily Eurocurrency Loans	Applicable Undrawn Fee Rate
> 1.50x	2.50%	2.50%	.45%
< 1.50x but > 1.00x	2.25%	2.25%	.40%
< 1.00x but > 0.75x	2.00%	2.00%	.35%
< 0.75x	1.75%	1.75%	.30%

Adjustments, if any, to the Applicable Margin or Applicable Undrawn Fee Rate, to the extent determined on the basis of the Adjusted Leverage Ratio, shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of the Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower is so required. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable L/C Fee Rate shall be the highest Applicable Margin and Applicable L/C Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered.

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

Pricing Schedule

SCHEDULE 1

Authorized Officer(s)

For Borrowing Base Certificates and other documents:

Andrew Parnes, Chief Financial Officer

James G. Shontere, Secretary

Robert R. O’Dell, Treasurer

For Borrowing Notices, Conversion/Continuation Notices and any other notices pursuant to Section 2.14:

Andrew Parnes, Chief Financial Officer

James G. Shontere, Secretary

Robert R. O’Dell, Treasurer

Heather Tang, Senior Treasury Analyst

Yves Hebert, Cash Manager

SCH. 1-1

SCHEDULE 1(a)

Commitments

Lender:	Commitment:	Percentage:
U.S. BANK NATIONAL ASSOCIATION	$75,000,000	42.857142857%
WELLS FARGO BANK	$40,000,000	22.857142857%
JP MORGAN	$60,000,000	34.285714285%
TOTAL COMMITMENTS	$175,000,000	100%

SCH. 1(a)-1

SCHEDULE 1(b)

Guarantors

Shea Homes Funding Corp., a Delaware corporation

Highlands Ranch Development Corporation, a Colorado corporation

Monty Green Holdings, LLC, a Delaware limited liability company

Mountainbrook Village Company, an Arizona corporation

Serenade at Natomas, LLC, a California limited liability company

Seven Summits Lodge, LLC, a Delaware limited liability company

Seville Golf and Country Club, LLC, an Arizona limited liability company

SH AA Development, LLC, a Delaware limited liability company

SH AA Tehaleh, LLC, a Delaware limited liability company

SH Jubilee, LLC, a Delaware limited liability company

SH Jubilee Management, LLC, a Delaware limited liability company

SH Lake Norman Associates, LLC, a Delaware limited liability company

SH Lake Norman Manager, LLC, a Delaware limited liability company

SH Tegavah Associates, LLC, a Delaware limited liability company

SH Tegavah Manager, LLC, a Delaware limited liability company

SH Vistancia West Associates, LLC, a Delaware limited liability company

SH Vistancia West Manager, LLC, a Delaware limited liability company

SH WR Marketing, LLC, a Delaware limited liability company

SHALC GC, Inc., a Delaware corporation

Shea Arizona Limited Partnership, an Arizona limited partnership

Shea Capital II, LLC, a Delaware limited liability company

Shea Communities Marketing Company, a Delaware corporation

Shea Financial Services, Inc., a California corporation

Shea Homes Active Adult, LLC, a Delaware limited liability company

Shea Homes at Montage, LLC, a California limited liability company

Shea Homes Houston, LLC, a Delaware limited liability company

Shea Homes, Inc., a Delaware corporation

Shea Homes Southwest, Inc., an Arizona corporation

Shea Homes Vantis, LLC, a California limited liability company

Shea Insurance Services, Inc., a California corporation

Shea La Quinta LLC, a California limited liability company

Shea Otay Village 11, LLC, a California limited liability company

Shea Proctor Valley, LLC, a California limited liability company

Shea Properties of Colorado, Inc., a Colorado corporation

Shea Riverpark Developers, LLC, a Delaware limited liability company

Shea Tonner Hills, LLC, a Delaware limited liability company

Shea Victoria Gardens, LLC, a Florida limited liability company

SHI JV Holdings, LLC, a Delaware limited liability company

SHLP JV Holdings, LLC, a Delaware limited liability company

SHPA2 Development, LLC, a Delaware limited liability company

Tower 104 Gathering, LLC, a Colorado limited liability company

Tower 104 Oil, LLC, a Colorado limited liability company

Trilogy Antioch, LLC, a California limited liability company

SCH. 1(b)-1

UDC Advisory Services, Inc., an Illinois corporation

UDC Homes Construction, Inc., an Arizona corporation

Vistancia, LLC, a Delaware limited liability company

Vistancia Construction, LLC, a Delaware limited liability company

Vistancia Marketing, LLC, a Delaware limited liability company

SCH. 1(b)-2

SCHEDULE 5.8

Subsidiaries; Existing Investments

Direct Subsidiaries and Joint Ventures of Shea Homes Limited Partnership
Name	Equity Percent
4S Area 37 LLC	24.79
Armstrong Ranch LLC	19.84
Benicia CS Developers, LLC	50
Bridgeway Lakes Lot Development LLC	50
Highlands Ranch Development Corporation	100
Laing Forster Ranch II, LLC	35
Marina Community Partners, LLC	33.333333
MSSH Malibu Terrace Residential, LLC	50
Novato Community Partners, LLC	50
Polo Estates Ventures, LLC	50
RRWS Holding Company	50
Seville Golf and Country Club, LLC	100
SFHB I, LLC	74
Shea Arvada Ridge, LLC	50
Shea Baker Ranch, LLC	.0006
Shea Capital II, LLC	96.5
Shea Homes, Inc.	100
Shea Homes Arizona Limited Partnership	85
Shea Homes Funding Corp	100
Shea Laguna Hills LLC	50
Shea Long Beach LLC	50
Shea Otay Village 11, LLC	100
Shea Proctor Valley, LLC	100
Shea Properties of Colorado, Inc.	100
Shea Riverpark Developers, LLC	71
Shea Tonner Hills, LLC	100
SHLP JV Holdings, LLC	100
SHPA2 Development, LLC	100
Tower 104 Gathering, LLC	100
Tower 104 Oil, LLC	100
Tustin Legacy Community Partners, LLC	25
Vistancia, LLC	16.667

SCH. 5.8-1

Other Investments:

Investments of Shea Homes, Inc. contained in account [redacted] at J.P. Morgan as of the Effective Date.

SCH. 5.8-2

SCHEDULE 6.17

Existing Liens

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION
Shea Homes, Inc.	DE SOS	Deere Credit, Inc.	20791776 03/08/02 Continuation 14525955 11/28/11	Equipment

Shea Homes, Inc.	DE SOS	General Electric Capital Corporation	50946757 3/28/05 Continuation 93584833 11/07/09	Equipment

Shea Homes, Inc.	DE SOS	Agricredit Acceptance, LLC	74044037 12/01/09 Continuation 2354424 08/10/12	Equipment

Vistancia, LLC	DE SOS	U.S. Bancorp Equipment Finance, Inc.	42351148 8/19/04 Continuation 91322327 4/27/09	Equipment

Seville Golf and Country Club, LLC	AZ SOS	Textron Financial Corporation	2007-146-8583-1 3/2/07 Continuation 2/9/12	Equipment

Seville Golf and Country Club, LLC	AZ SOS	General Electric Capital Corporation	2010-161-5981-3 5/13/10	Equipment

SCH. 6.17-1

SCHEDULE 6.20

Transactions with Affiliates

None.

SCH. 6.20-1

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

[Date]

U.S. Bank National Association, Administrative Agent

Ladies/Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to Section 6.1(c) of the Credit Agreement, dated as of             , 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among Shea Homes Limited Partnership, a California limited partnership (the “Borrower”), the lenders or other financial institutions that are parties as lenders (collectively, the “Lenders”), and U.S. Bank National Association, as administrative agent for the Lenders (the “Administrative Agent”).

1.	[Name of officer signing on behalf of the Borrower] is a duly elected, qualified and acting Authorized Officer of the Borrower; and

2.	The Borrowing Base Availability as of (the “Report Date”) and the components thereof are calculated and set forth on the spreadsheet attached hereto as Attachment 1.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate this      day of         , 20    .

[Borrower]

By:
Name:
Title:

EXH. A-1

Attachment 1 to Exhibit A

EXH. A-2

EXHIBIT B

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of March 23, 2015, is made by each of the parties who have initially executed this Guaranty AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER AGREEMENT AS PROVIDED HEREIN (each a “Guarantor” and collectively the “Guarantors”) in favor of U.S. Bank National Association, in its capacity as administrative agent (the “Administrative Agent”) for each of the lenders from time to time party to the Credit Agreement (defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

A. Pursuant to the terms of that certain Credit Agreement dated as of March 23, 2015, by and among Shea Homes Limited Partnership, a California limited partnership (the “Borrower”), the Administrative Agent and the Lenders (as amended, restated, supplemented or otherwise modified form time to time, the “Credit Agreement”), the Lenders have agreed to make available to the Borrower a revolving credit facility subject to the terms, conditions and limitations contained therein for the purposes specified in the Credit Agreement, which purposes include, among others, investing in and advancing funds to certain of the Guarantors.

B. Each Guarantor is an Affiliate of the Borrower and will benefit directly by the credit facility provided under the Credit Agreement.

C. The Lenders are willing to make the credit facility under the Credit Agreement available on the condition, among other things, that each Guarantor execute and deliver this Guaranty.

AGREEMENT

NOW, THEREFORE, to induce Lenders to enter into the Credit Agreement and to make the Credit Extensions described therein and in consideration thereof, each Guarantor agrees as follows:

1. Guaranty.

(a) The Guarantors unconditionally guarantee, jointly and severally, the full and prompt payment and performance, when due, whether upon demand, maturity, by required prepayment, acceleration or otherwise, and at all times thereafter, of all of the Obligations (for the avoidance of doubt, all references to the “Obligations” in this Guaranty shall not include Excluded Swap Obligations, as more particularly described in the definition of “Obligations” in the Credit Agreement) which may now be or may hereafter become due and owing, including, without limitation, interest accruing following the filing of a bankruptcy petition by or against any Loan Party at the applicable rate set forth in the Credit Agreement whether or not such interest is allowed as a claim in such bankruptcy. Each of the Guarantors hereby agrees that this Guaranty is an absolute guarantee of payment and performance and is not a guaranty of collection.

(b) Notwithstanding anything contained herein to the contrary, the Guarantors’ liability with respect to the payment of the Obligations shall include all fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys’ fees and costs and expenses) paid or incurred by the Administrative Agent, the LC Issuer or any Lender (individually a “Guaranteed Party” or collectively the “Guaranteed Parties”) in: (i) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Guarantors; (ii) taking any action with respect to any security or collateral securing the obligations of the Guarantors under this Guaranty; and (iii) preserving, protecting or defending the enforceability of this Guaranty or its rights hereunder (all such costs and expenses are referred to hereinafter collectively as the “Expenses”).

2. Payment of Obligations. At any time, and from time to time, the Guarantors shall pay to the Administrative Agent for the benefit of the Lenders, on written demand and in immediately available funds, all Obligations then due and outstanding, together with all Expenses.

3. Obligations Unconditional.

(a) Each of the Guarantors hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

(1) the validity or enforceability, avoidance or subordination of any of the Obligations;

(2) the absence of any attempt by, or on behalf of, any Guaranteed Party to collect, or take any other action to enforce, all or any part of the Obligations from the Borrower, any other Guarantor or any other Person;

(3) the election of any remedy by, or on behalf of, any Guaranteed Party with respect to all or any part of the Obligations;

(4) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Guaranteed Party or any Affiliate thereof with respect to any provision of the Loan Documents;

(5) the failure of any Guaranteed Party to take any steps to perfect and maintain its security interest in, or to preserve its respective right to, any collateral for all or any part of the Obligations;

(6) the election by, or on behalf of, any Guaranteed Party, in any proceeding instituted under the United States Bankruptcy Code (the “Bankruptcy Code”) of the application of Section 1111 (b)(2) of the Bankruptcy Code;

(7) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code, or the disallowance under Section 502 of the Bankruptcy Code of all or any portion of the claims of any Guaranteed Party for repayment of all or any part of the Obligations or any Expenses relating thereto; or

(8) any other circumstances other than payment in full which might otherwise constitute a legal or equitable discharge or defense of the Borrower or any one or more of the Guarantors.

(b) The Guarantors hereby (i) waive (except to the extent, if any, that such a waiver is prohibited by applicable law) any requirement of diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower or any other Loan Party, protest or notice with respect to all or any part of the Obligations, the benefit of any statutes of limitation, and all demands whatsoever (and the Guarantors shall not require that the same be made on Borrower or any other Guarantor as a condition precedent to any Guarantor’s obligations hereunder), and (ii) covenant that this Guaranty will not be discharged, except by full and complete payment of the Obligations (other than any (1) contingent indemnification obligation (subject to Section 4 below) for which no claim has been made, (2) Letters of Credit which have been Cash Collateralized and (3) obligations with respect to Cash Management Services and Rate Management Obligations as to which arrangements satisfactory to the applicable cash management bank or counterparty have been made).

4. Payment; Reinstatement; Debtor Relief.

(a) Administrative Agent may proceed directly and at once, without further notice, against any one or more of the Guarantors to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations then due without first proceeding against any other Loan Party, any other Person or any security or collateral for all or any part thereof. Payments and credits, if any, from the Guarantors, the Borrower or any other Person on account of the Obligations, shall be applied to the Obligations as determined by the Administrative Agent, but subject to the terms of the Credit Agreement, and none of the Guarantors, Borrower or any other Person shall have any further liability with respect to any such payments and credits if such payments and credits have been made as provided herein; provided, however, that if such payments or credits, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Guarantors, Borrower or any other Person, or their respective estates, trustees, receivers or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and shall continue in full force and effect as of the time immediately preceding the time such initial payment, credit, reduction or satisfaction occurred. Notwithstanding Section 8(f) hereof or any other provision of this Guaranty which may be construed to the contrary, the repayment of the Loan and other Obligations owing under the Credit Agreement shall not limit, terminate or otherwise diminish Guarantors’ obligations or liability under this Guaranty for the payment of any indemnification obligations of Borrower under Section 9.6 of the Credit Agreement or under any other provisions of the Credit Agreement which, by their terms, survive the repayment of the Loan and other Obligations owing under the Credit Agreement.

(b) So long as any of the Obligations (other than any (1) contingent indemnification obligation for which no claim has been made, (2) Letters of Credit which have been Cash Collateralized and (3) obligations with respect to Cash Management Services and Rate Management Obligations as to which arrangements satisfactory to the applicable cash management bank or counterparty have been made) are owing to the Guaranteed Parties, Guarantors shall not, without the prior written consent of the Guaranteed Parties, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. The obligations of each Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such case. Guaranteed Parties shall have the sole right to accept or reject any plan on behalf of Guarantors proposed in such case and to take any other action which Guarantors would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantors acknowledge and agree that any interest on the Obligations which accrues after the commencement of any such proceeding, (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Obligations if said proceedings had not been commenced) will be included in the Obligations because it is the intention of the parties that the Obligations should be determined without regard to any rule or law or order which may relieve Borrower of any portion of such Obligations. Guarantor hereby permits and consents to any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Guaranteed Parties, or allow the claim of Guaranteed Parties in respect of, any such interest accruing after the date on which such proceeding is commenced. If all or any portion of the Obligations are paid or performed by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Guaranteed Parties as a preference, fraudulent transfer or otherwise in such case irrespective of payment in full of all obligations under the Loan Documents.

5. Inability to Collect. Each of the Guarantors agrees that, notwithstanding anything set forth in this Guaranty to the contrary, if for whatever reason, any Guaranteed Party is prevented by applicable law or the terms of any subordination agreement from exercising any of its rights to receive payment from the Borrower of all or any part of the Obligations, to collect interest on all or any part of the Obligations or to enforce or exercise any other right or remedy with respect to all or any part of the Obligations, or is prevented from taking any action to realize on all or any part of any collateral securing the Obligations or the liabilities of any Loan Party, the Guarantors agree, jointly and severally, to pay to the Administrative Agent for the benefit of the Lenders and the other Guaranteed Parties, on demand therefor and in immediately available funds, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the applicable Guaranteed Party.

6. The Guaranteed Parties’ Actions.

(a) The Lenders, either themselves or through the Administrative Agent, are hereby authorized, without notice or demand and without affecting the liability of any of the Guarantors hereunder, from time to time: (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations or to otherwise modify, amend or change the terms of the Loan Documents including, without limitation, increasing the amount of available credit or extending additional credit thereunder (including, without limitation, the increase in the Aggregate Commitment as provided in Section 2.23 of the Credit Agreement); (ii) to accept partial payments on all or any part of the Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guaranty, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrower; (iv) to exchange, enforce, waive and release any such security or collateral; (v) release any other Guarantor; and (vi) to settle, release, compromise, collect or otherwise liquidate all or any part of the Obligations and exchange, enforce, release or waive any security or collateral for all or any part of the Obligations, and any of the foregoing may be done in any manner, without affecting or impairing all or any part of the obligations of any of the Guarantors hereunder.

(b) Subject to the provisions of the Loan Documents, at any time after all or any part of the Obligations have become due and payable, until all of such Obligations have been paid in full (other than any (1) contingent indemnification obligation for which no claim has been made, (2) Letters of Credit which have been Cash Collateralized and (3) obligations with respect to Cash Management Services and Rate Management Obligations as to which arrangements satisfactory to the applicable cash management bank or counterparty have been made), any Guaranteed Party may, in its sole discretion, without notice to the Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of such Obligations: (i) any indebtedness due or to become due from such Guaranteed Party or any of its Affiliates to any of the Guarantors; and (ii) any monies, credits or other property belonging to any of the Guarantors, at any time held by or coming into the possession of such Guaranteed Party, such Guaranteed Party’s Affiliates or any of their respective custodians or nominees.

(c) Each of the Guarantors hereby assumes responsibility for keeping informed of the financial condition of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, or the value or condition of any collateral, if any, for the Obligations, that diligent inquiry would reveal, and the Guarantors hereby agree that no Guaranteed Party shall have any duty to advise the Guarantors of information known to it regarding such condition or any such circumstances. Each of the Guarantors hereby acknowledges that they have been furnished copies of the Loan Documents, and have had the opportunity to review any documents relating thereto or financial information relevant thereto and understands the terms and conditions in this Guaranty and such Loan Documents. Each of the Guarantors further acknowledges and agrees that in the event any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantors, then the party providing such information shall be under no obligation: (i) to undertake any investigation not a part of its regular business routine; (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such party wishes to maintain confidential; or (iii) to make any other or future disclosures of such information or any other information to the Guarantors.

(d) Each of the Guarantors consents and agrees that each Guaranteed Party, or any Person acting for or on behalf of such Guaranteed Party, shall not be under any obligation to marshal any assets in favor of the Guarantors or against or in payment of all or any part of the Obligations.

7. Credit Agreement. Until all of the Obligations have been fully paid (other than any (1) contingent indemnification obligation for which no claim has been made, (2) Letters of Credit which have been Cash Collateralized and (3) obligations with respect to Cash Management Services and Rate Management Obligations as to which arrangements satisfactory to the applicable cash management bank or counterparty have been made) and the Commitments shall have terminated, each Guarantor hereby makes all representations and warranties and agrees to comply with all covenants set forth in the Credit Agreement to the extent applicable to it, mutatis mutandis.

8. Delay of Subrogation, Subordination; Waivers and Other Matters.

(a) Until the Obligations shall have been paid in full (other than any (1) contingent indemnification obligation for which no claim has been made, (2) Letters of Credit which have been Cash Collateralized and (3) obligations with respect to Cash Management Services and Rate Management Obligations as to which arrangements satisfactory to the applicable cash management bank or counterparty have been made), the Guarantors shall have no right of subrogation or contribution on account of payments made by any Guarantor under this Guaranty and each of the Guarantors hereby agrees to postpone any right to enforce any remedy which any Guaranteed Party now has or may hereafter have against the Borrower or any other Guarantor, and each of the Guarantors hereby agrees to postpone any benefit of, and any right to participate in, any security or collateral given to the Guaranteed Parties to secure payment of the Obligations or any other liability of the Borrower to the Guaranteed Parties.

(b) The Guarantors further agree that, subject to the terms and conditions of the Credit Agreement, any and all claims of the Guarantors against the Borrower or any other Guarantor or against any of their respective properties, whether arising by reason of any payment by any of the Guarantors pursuant to the provisions hereof, or otherwise, and all indebtedness of the Borrower, to the Guarantors or any of them, shall be subordinate and subject in right of payment to the prior payment, in full, of all the Obligations and Expenses (other than any (1) contingent indemnification obligation for which no claim has been made, (2) Letters of Credit which have been Cash

Collateralized and (3) obligations with respect to Cash Management Services and Rate Management Obligations as to which arrangements satisfactory to the applicable cash management bank or counterparty have been made). The Guarantors also waive all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty by any Person who is at any time an obligee with respect to any of the Obligations. The Guarantors further waive all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest with respect to any of the Obligations is due, notices of any and all proceedings to collect from the Borrower, any endorser, any other Guarantor, or any other Person of all or any part of the Obligations, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to any Guaranteed Party to secure payment of all or any part of the Obligations.

(c) Each of the Guarantors, to the fullest extent permitted by law, waives any defense arising by reason of: (i) any disability or other defense of the Borrower or any other Person, including but not limited to the insolvency or bankruptcy of the Borrower or any other Person, or any stay in connection with any such bankruptcy proceedings; (ii) the cessation from any cause whatsoever, other than payment in full or other satisfaction, of the Obligations; (iii) the application by the Borrower of the proceeds of any Obligation secured hereby for purposes other than the purposes represented by the Borrower to the Guaranteed Parties or intended or understood by the Guaranteed Parties or the Guarantors; or (iv) any act or omission by any Guaranteed Party which directly or indirectly results in or aids the discharge or release of the Borrower, any other Person, any Obligation, or any collateral, by operation of law or otherwise. Each of the Guarantors, to the fullest extent permitted by law, waives all rights which it may have under: (i) any law which may limit the amount of a deficiency judgment based on any Obligation, (ii) any bar to deficiency judgments, (iii) any requirement of law that any Guaranteed Party exhaust any security for the Obligations before proceeding against the Guarantors, (iv) any law which may prohibit any Guaranteed Party from enforcing its rights and remedies against the Borrower by both a private sale and an action in court, (v) any law which requires that a court action to enforce any Guaranteed Party’s rights be an action to foreclose any security instrument securing the Obligations, (vi) any defense based on any lack of authority of the officers, directors, partners, managers, members, or agents acting or purporting to act on behalf of Borrower or any Affiliate of Borrower, or any defect in the formation of Borrower or any Affiliate of Borrower, (vii) any defense based on any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, (viii) any defense based upon Administrative Agent’s or any Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, or the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute, (ix) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code, or (x) the benefit of any statute of limitations affecting the liability of any Guarantor hereunder or the enforcement hereof.

(d) Each of the Guarantors warrants and agrees that each of the waivers set forth above are made with its full knowledge of their significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which the Guarantors otherwise may have against the Borrower, any Guaranteed Party or others, or against collateral, and that under the circumstances existing in connection herewith, the waivers are reasonable and not contrary to public policy or law. If any of the waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

(e) No delay on the part of the Administrative Agent in the exercise of any right or remedy arising under this Guaranty, or any of the Loan Documents, or otherwise with respect to all or any part of the Obligations, any collateral securing the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent except as expressly set forth in a writing duly executed and delivered by the Administrative Agent. Failure by any Guaranteed Party at any time or times hereafter to require strict performance by the Borrower, the Guarantors or any other Person of any of the provisions, warranties, terms and conditions contained in the Loan Documents shall not waive, affect or diminish any right of the Administrative Agent at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any act or knowledge of the Administrative Agent, unless such waiver is contained in an instrument in writing, and directed and delivered to the Guarantors, specifying such waiver signed by the Administrative Agent. No waiver by any Guaranteed Party of any default under any of the Loan Documents shall operate as a waiver of any other default or the same default on a future occasion. Any final determination by a court of competent jurisdiction of the amount of the Obligations shall be conclusive and binding on the Guarantors irrespective of whether any of the Guarantors was party to the suit or action in which such determination was made. Without in any way limiting the generality of the foregoing, in the event that any Guaranteed Party is awarded a judgment in any suit brought to enforce and Guarantor’s covenant to perform a portion of the Obligation, such judgment will in no way be deemed to release such Guarantor from its covenant to perform any portion of the Obligation which is not the subject of such suit.

(f) This Guaranty shall continue in full force and effect until the Obligations (other than any (1) contingent indemnification obligation for which no claim has been made, subject to Section 4(a) hereof, (2) Letters of Credit which have been Cash Collateralized and (3) obligations with respect to Cash Management Services and Rate Management Obligations as to which arrangements satisfactory to the applicable cash management bank or counterparty have been made) shall have been fully and indefeasibly paid and no Guaranteed Party shall have further obligation to make additional financial accommodations available to the Borrower under the Loan Documents.

9. In furtherance of the foregoing:

(a) Each Guarantor further waives, without limitation, any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Obligations or to any other guarantor of any of the Obligations with respect to such guarantor’s obligations under its guaranty, in either case, pursuant to any applicable anti-deficiency or other laws limiting or discharging the principal’s indebtedness or such other guarantor’s obligations; and

(b) Each Guarantor waives all rights and defenses arising out of an election of remedies by Guaranteed Parties, even though that election of remedies (such as non-judicial foreclosure with respect to any security for Borrower’s obligations) has destroyed Guarantors’ rights of subrogation and reimbursement against Borrower by the operation of applicable law or otherwise, and even though that election of remedies by Guaranteed Party has destroyed Guarantors’ rights of contribution against another guarantor of any of the Obligations.

(c) Subject to Section 8, each Guarantor waives all rights and defenses that it may have because the Obligations at any time may be secured by real property. This means, among other things:

(1) That Guaranteed Parties may collect or receive performance from any Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or any other Party; and

(2) If any Guaranteed Party forecloses on any real property collateral pledged by Borrower, any Guarantor or any other Party,

(A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(B) the Guaranteed Parties may collect or receive performance from any Guarantor even if Guaranteed Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from Borrower.

The foregoing is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Obligations may at any time be secured by real property.

(d) Each Guarantor hereby waives any right it might otherwise have under applicable law or otherwise to have Borrower designate the portion of any such obligation to be satisfied in the event that Borrower provides partial satisfaction of such obligation. Guarantors acknowledges and agrees that Borrower may already have agreed with Guaranteed Parties, or may hereafter agree, that in any such event the designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Guaranteed Parties rather than by Borrower.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph 9.

10. CHOICE OF LAW; JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE ADMINISTRATIVE AGENT OR ANY OF THE GUARANTORS OF ANY KIND OR NATURE.

(c) THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK, NEW YORK OR, AT THE OPTION OF THE ADMINISTRATIVE AGENT, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE ADMINISTRATIVE AGENT OR ANY OF THE GUARANTORS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH OF THE GUARANTORS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GUARANTOR AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN.

(d) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION

OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(e) THE CHOICE OF FORUM SET FORTH IN THIS PARAGRAPH 10 SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(f) EACH GUARANTOR AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, SUCH GUARANTOR HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

(g) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER AND THE TERMINATION OF THIS GUARANTY.

11. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

12. Notices. Any notice required or desired to be served, given or delivered under this Guaranty shall be in writing, and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, all of which shall be properly addressed to the party to be notified and sent to the applicable address for such party set forth on Schedule 1 attached hereto (or to such other address as the parties shall, from time to time, designate in writing). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). If any Guarantor refuses any delivery, a notice so refused shall be deemed delivered.

13. Obligations of Others; Reference to the Guarantors. Each of the Guarantor’s obligations under this Guaranty will also be binding on such Guarantor’s successors, assigns and legal representatives. Each Guarantor’s successors and assigns shall include, without limitation, a receiver, successor trustee or debtor in possession for such Guarantor. This Guaranty shall be joint and several as among all of the Guarantors and the obligations under this Guaranty shall not be modified, delayed or impaired as to any one or more of the Guarantors by the modification, extension or release of any obligations hereunder of any of the Guarantors.

14. Limitation on Guaranteed Obligations; Contribution.

(a) Notwithstanding anything to the contrary contained in this Guaranty, it is the intention of each of the Guarantors and the Administrative Agent that each of the Guarantor’s obligations hereunder, as of any date, shall be in (but not in excess of) such maximum amount not subject (but for the provisions of this paragraph) to avoidance under any Debtor Relief Laws. The limitation of this paragraph (as to each of the Guarantors, its “Limitation”) shall apply to each of the Guarantors, only to the extent its obligations would otherwise be subject to avoidance under any Debtor Relief Laws if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, in which case, such Guarantor’s obligations hereunder shall be reduced to that amount (“Maximum Liability”) which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred. As used herein, the terms “insolvent” and “unreasonably small capital” shall be determined in accordance with the U.S. Bankruptcy Code. The rights of each of the Guarantors to any right of contribution or subrogation against any and all other Loan Parties shall be taken into account in making any determination described in the foregoing sentence. This paragraph with respect to the Limitation of each of the Guarantors is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent not subject to avoidance under any Debtor Relief Laws, and neither the Guarantors nor any other Person shall have any right or claim under this paragraph with respect to the Limitation, except to the extent necessary so that the obligations of the Guarantors or any of them hereunder shall not be rendered voidable under any Debtor Relief Laws.

(b) If any Guarantor makes a payment in respect of the Obligations that is greater than its Pro Rata Percentage (hereinafter defined) of the Obligations so paid, calculated as of the date such payment is made, the Guarantor making such payment shall have the right to receive from each of the other Guarantors, and the other Guarantors jointly and severally agree to pay to such Guarantor, when permitted by subparagraph (a) above, an amount such that the net payments made by the Guarantors in respect of the Obligations shall be shared among the Guarantors pro rata in proportion to their respective Pro Rata Percentage of the Obligations so paid by the Guarantors. The Guarantors hereby jointly and severally indemnify each of the other Guarantors and jointly and severally agree to hold each of them harmless from and against any and all amounts which any such Guarantor shall ever be required to pay in respect of the Obligations in excess of such Guarantor’s respective Pro Rata Percentage of the Obligations so paid. As used herein, the term “Pro Rata Percentage” shall mean, for each Guarantor, the percentage derived by dividing (1) the amount by which the present fair saleable value of such Guarantor’s assets on the date hereof (or, if later, the date on which such Guarantor becomes a party hereto) exceeds its liabilities (without giving effect to the Guaranty) (such excess for each Guarantor, its “Net Worth”) by (2) the Net Worth of all of the Guarantors as of such date.

(c) To the extent any dispute exists at any time between or among any Guarantor and any other guarantor of the Obligations as to such Guarantors’ or any other guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Guaranteed Parties harmless from and against any loss, damage, claim, demand, cost or any other liability (including, without limitation, reasonable attorneys’ fees and costs) Guaranteed Parties may suffer as a result of such dispute.

15. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart. This Guaranty shall be effective as against each of the Guarantors when it has been executed by such Guarantor. A facsimile or pdf copy of a signature of any of the Guarantors to this Guaranty shall have the same force and effect as an original manual signature.

16. Effect of Waivers; Entirety of Agreement. Each waiver of any rights of the Guarantors contained herein is given by each Guarantor knowingly and intentionally and unless otherwise expressly otherwise provided herein, each such waiver is given for all times and forever. This Guaranty sets forth the entire agreement of the Guarantors and Guaranteed Parties with respect to the matters described herein and supersedes all prior written or oral understandings and agreements with respect thereto. No modification or waiver of any provision of this Guaranty shall be effective unless set forth in writing and signed by the Guarantors and Administrative Agent. If there is any conflict between the terms, conditions and provisions of this Guaranty and those of any other agreement or instrument executed by Guarantors, including any of the other Loan Documents, the terms, conditions and provisions of this Guaranty shall prevail. Each Guarantor, by executing this Guaranty or a Guaranty Joinder Agreement pursuant to paragraph 17, expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Guaranty in reaching its decisions to enter into this Guaranty and that no promises or other representations have been made to such Guarantor which conflict with the written terms of this Guaranty. Each Guarantor represents to the Guaranteed Parties that (i) it has read and understands the terms and conditions contained in this Guaranty and the other Loan Documents executed in connection with this Guaranty, (ii) its legal counsel has carefully reviewed all of the Loan Documents (including, without limitation, this Guaranty) and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Guaranty and all other Loan Documents, (iii) it is satisfied with its legal counsel and the advice received from it, and (iv) it has relied only on its review of this Guaranty and the other Loan Documents and its own legal counsel’s advice and representations (and it has not relied on any advice or representations from Administrative Agent and Lender, or any of their respective officers, employees, agents or attorneys). This Guaranty may not be modified, amended or terminated except by a written agreement signed by Guarantors and Administrative Agent. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature may be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.

17. Guaranty Joinder Agreement. Each Wholly Owned Subsidiary which is required to become a Guarantor hereunder in accordance with Section 6.24 of the Credit Agreement (and any other Person who is a Guarantor pursuant to Section 6.24 of the Credit Agreement) shall execute and deliver to the Administrative Agent a “Guaranty Joinder Agreement” substantially in the form attached as Exhibit A hereto (a “Guaranty Joinder Agreement”) and shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to this Guaranty shall be deemed to include such Person as a Guarantor hereunder.

18. Eligible Contract Participant Provisions.

(a) As used in this paragraph 18: (i) the terms “Commodities Exchange Act” and “Swap Obligation” have the meanings given to such terms in the Loan Agreement; (ii) a “Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, as further defined under CFTC regulations, including any adopted jointly with the Securities and Exchange Commission; (iii) a “Non-Lender Swap Counterparty” means, with respect to any Swap with an LC Issuer, any person or entity (other than the LC Issuer) that is or becomes a party to such Swap; and (iv) “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty (including, without limitation, this Guaranty) or grant of the relevant security interest becomes effective with respect to such Swap Obligation, or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell agreement under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b) Each Guarantor hereby represents that as of the date hereof, and shall be deemed to represent on any and each day that Borrower enters into a Swap, that it is an “eligible contract participant” as defined in the Commodities Exchange Act. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of all Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph 18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph 18, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this paragraph 18 shall remain in full force and effect until all Obligations guaranteed by this Guaranty have been paid in full. Each Qualified ECP Guarantor intends that this paragraph 18 constitute, and this paragraph 18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding anything to the contrary set forth in this Guaranty, the obligations of each Guarantor under this paragraph 18 shall constitute guaranteed Obligations under this Guaranty.

EACH GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTORS’ CHOICE BEFORE SIGNING IT.

EACH GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

[Signatures on the following page]

IN WITNESS WHEREOF, this Guaranty has been duly executed as of the day and year first set forth above.

GUARANTORS:

SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership

By:
	Name:	Andrew Parnes
	Title:	Chief Financial Officer

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA HOMES FUNDING CORP., a Delaware corporation

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-1

HIGHLANDS RANCH DEVELOPMENT CORPORATION, a Colorado corporation

By:
	Name:	James G. Shontere
	Title:	Secretary

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

MONTY GREEN HOLDINGS, LLC, a Delaware limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation
Its Sole Member

By:
		Name:	Andrew Parnes
		Title:	Vice President

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

MOUNTAINBROOK VILLAGE COMPANY, an Arizona corporation

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-2

SERENADE AT NATOMAS, LLC,
a California limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation,
Its sole Member

By:
		Name:	Andrew Parnes
		Title:	Vice President

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SHEA HOMES ARIZONA LIMITED PARTNERSHIP an Arizona limited partnership

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its General Partner

	By:	J.F. Shea, G.P.,
a Delaware general partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	James G. Shontere
					Title:	Secretary

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SIGNATURES TO GUARANTY
S-3

SEVILLE GOLF AND COUNTRY CLUB, LLC,
an Arizona limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member and Manager

	By:	J.F. Shea, G.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	Andrew Parnes
					Title:	Vice President

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SIGNATURES TO GUARANTY
S-4

SHEA RIVERPARK DEVELOPERS, LLC,
a Delaware limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Managing Member

	By:	J.F. Shea, G.P.,
a Delaware general partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	James G. Shontere
					Title:	Secretary

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SIGNATURES TO GUARANTY
S-5

SHEA CAPITAL II, LLC,
a Delaware limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Manager

	By:	J.F. Shea, G.P..,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	Andrew Parnes
					Title:	Vice President

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SHEA COMMUNITIES MARKETING COMPANY, a Delaware corporation

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-6

SHEA FINANCIAL SERVICES, INC.,
a California corporation

By:
	Name:	James G. Shontere
	Title:	Secretary

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA HOMES, INC., a Delaware corporation

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA HOMES AT MONTAGE, LLC, a California limited liability company

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-7

SHEA HOMES SOUTHWEST, INC.,
an Arizona corporation

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA HOMES VANTIS, LLC, a California limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation,
Its sole Member

By:
		Name:	Andrew Parnes
		Title:	Vice President

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SHEA INSURANCE SERVICES, INC., a California corporation

By:
	Name:	James G. Shontere
	Title:	Secretary

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-8

SHEA LA QUINTA LLC,
a California limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation,
Its sole Member

By:
		Name:	Andrew Parnes
		Title:	Vice President

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SHEA OTAY VILLAGE 11, LLC, a California limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member

	By:	J.F. Shea, G.P..,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	Andrew Parnes
					Title:	Vice President

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SIGNATURES TO GUARANTY
S-9

SHEA PROCTOR VALLEY, LLC,
a California limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member

	By:	J.F. Shea, G.P..,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	Andrew Parnes
					Title:	Vice President

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SHEA PROPERTIES OF COLORADO, INC., a Colorado corporation

By:
	Name:	James G. Shontere
	Title:	Secretary

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-10

SHEA TONNER HILLS, LLC,
a Delaware limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its sole Member and Manager

	By:	J.F. Shea, G.P..,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	Andrew Parnes
					Title:	Vice President

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SHEA VICTORIA GARDENS, LLC, a Florida limited liability company

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-11

SH JUBILEE, LLC,
a Delaware limited liability company

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHI JV HOLDINGS, LLC, a Delaware limited liability company

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHLP JV HOLDINGS, LLC, a Delaware limited liability company

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-12

TOWER 104 GATHERING, LLC,
a Colorado limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member and Manager

	By:	J.F. Shea, G.P..,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	Andrew Parnes
					Title:	Vice President

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SIGNATURES TO GUARANTY
S-13

TOWER 104 OIL, LLC,
a Colorado limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member and Manager

	By:	J.F. Shea, G.P..,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	Andrew Parnes
					Title:	Vice President

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SIGNATURES TO GUARANTY
S-14

TRILOGY ANTIOCH, LLC,
a California limited liability company

	By:	SHEA CAPITAL II, LLC,
a Delaware limited liability company,
Its sole Member

		By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Manager

			By:	J.F. Shea, G.P..,
a Delaware limited partnership,
Its sole General Partner

				By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

					By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
							Name:	Andrew Parnes
							Title:	Vice President

By:
							Name:	Robert R. O’Dell
							Title:	Treasurer

UDC ADVISORY SERVICES, INC., an Illinois corporation

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-15

UDC HOMES CONSTRUCTION, INC.,
an Arizona corporation

By:
	Name:	Andrew Parnes
	Title:	Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

VISTANCIA CONSTRUCTION, LLC, a Delaware limited liability company

By:	Shea Homes Southwest, Inc.,
an Arizona corporation,
Its Manager

By:
		Name:	Andrew Parnes
		Title:	Vice President

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

VISTANCIA MARKETING, LLC, a Delaware limited liability company

By:	Shea Homes Southwest, Inc.,
an Arizona corporation,
Its Manager

By:
		Name:	Andrew Parnes
		Title:	Vice President

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SIGNATURES TO GUARANTY
S-16

SHEA HOMES HOUSTON, LLC,
a Delaware limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation
Its Sole Member

By:
		Name:	Andrew Parnes
		Title:	Vice President

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SHEA HOMES ACTIVE ADULT, LLC, a Delaware limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation
Its Sole Member

By:
		Name:	Andrew Parnes
		Title:	Vice President

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SH AA DEVELOPMENT, LLC, a Delaware limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation
Its Sole Member

By:
		Name:	Andrew Parnes
		Title:	Vice President

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SIGNATURES TO GUARANTY
S-17

SHALC GC, INC.,
a Delaware corporation

By:
	Name:	Andrew Parnes
	Title:	Executive Vice President

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-18

SHEA RIVERPARK DEVELOPERS, LLC,
a Delaware limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Managing Member

	By:	J.F. Shea, G.P.,
a Delaware general partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	James G. Shontere
					Title:	Secretary

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SIGNATURES TO GUARANTY
S-19

SHEA HOMES ARIZONA LIMITED PARTNERSHIP
an Arizona limited partnership

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its General Partner

	By:	J.F. Shea, G.P.,
a Delaware general partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	James G. Shontere
					Title:	Secretary

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SIGNATURES TO GUARANTY
S-20

SHPA2 Development, LLC,
a Delaware limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Manager/ sole Member

	By:	J.F. Shea, G.P.,
a Delaware general partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

By:
					Name:	James G. Shontere
					Title:	Secretary

By:
					Name:	Robert R. O’Dell
					Title:	Treasurer

SIGNATURES TO GUARANTY
S-21

VISTANCIA, LLC,
a Delaware limited liability company

By:	Shea Homes Southwest, LLC
a Arizona corporation
Its: Member

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SEVEN SUMMITS LODGE, LLC, a Delaware limited liability company

By:	Shea Homes Active Adult, LLC,
a Delaware limited liability company
Its: sole Member

	By:	Shea Homes, Inc.
a Delaware corporation
Its: sole Member

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SH AA TEHALEH, LLC, a Delaware limited liability company

By:
	Name:	James G. Shontere
	Title:	Secretary

By:
	Name:	Robert R. O’Dell
	Title:	Treasurer

SIGNATURES TO GUARANTY
S-22

SH LAKE NORMAN ASSOCIATES, LLC,
a Delaware limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation,
Its sole Member

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SH LAKE NORMAN MANAGER, LLC, a Delaware limited liability company

By:	SH Lake Norman Associates, LLC
a Delaware limited liability company
Its: sole Member

	By:	Shea Homes, Inc.
a Delaware corporation
Its: sole Member

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SIGNATURES TO GUARANTY
S-23

SH TEGAVAH ASSOCIATES, LLC,
a Delaware limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation,
Its sole Member

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SH TEGAVAH MANAGER, LLC, a Delaware limited liability company

By:	SH Tegavah Associates, LLC
a Delaware limited liability company
Its: sole Member

	By:	Shea Homes, Inc.
a Delaware corporation
Its: sole Member

By:
			Name:	James G. Shontere
			Title:	Secretary

By:
			Name:	Robert R. O’Dell
			Title:	Treasurer

SIGNATURES TO GUARANTY
S-24

SH VISTANCIA WEST ASSOCIATES, LLC,
a Delaware limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation,
Its sole Member

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SH VISTANCIA WEST MANAGER, LLC, a Delaware limited liability company

By:	SH Vistancia Associates, LLC
a Delaware limited liability company
Its: sole Member

	By:	Shea Homes, Inc.
a Delaware corporation
Its: sole Member

By:
			Name:	James G. Shontere
			Title:	Secretary

By:
			Name:	Robert R. O’Dell
			Title:	Treasurer

SIGNATURES TO GUARANTY
S-25

SH WR MARKETING, LLC,
a Delaware limited liability company

By:	Shea Homes, Inc.,
a Delaware corporation,
Its sole Member

By:
		Name:	James G. Shontere
		Title:	Secretary

By:
		Name:	Robert R. O’Dell
		Title:	Treasurer

SIGNATURES TO GUARANTY
S-26

Schedule 1

Addresses for Notices

If to any Guarantor:

Shea Homes Limited Partnership

655 Brea Canyon Road

Walnut, California 91789

Attn: Chief Financial Officer and General Counsel

Facsimile Number: (909) 869-0849

Telephone Number: (909) 594-9500

If to Administrative Agent:

U.S. Bank National Association

c/o Soua R. Yang, Senior Agency Specialist, U.S. Bank Agency Services

800 Nicollet Mall, 3rd Floor

Minneapolis, MN 55402-7020

Telephone: 602-303-3247

Facsimile: (612) 303-3851

With a copy to:

c/o Young Hahn, Agency Specialist, U.S. Bank Agency Services

1420 Fifth Avenue, 9th Floor, Seattle, WA 98101

Telephone: (206) 344-5055

Facsimile: (203) 587-7022

With a copy to:

c/o Susanie Samson, Loan Administration

4100 Newport Place, Suite 900

Newport Beach, CA 92680

Telephone: (949) 863-2376

Facsimile: (949) 252-1759

SCHEDULE 1

EXHIBIT A

GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT (this “Guaranty Joinder Agreement”), dated as of             , 20     is made by                     , a              (the “Joining Guarantor”), and delivered to U.S. Bank National Association in its capacity as Administrative Agent for the Lenders under that certain Credit Agreement (as from time to time amended, revised, modified, supplemented or amended and restated, the “Credit Agreement”), dated as of             , 2015 by and among Shea Homes Limited Partnership, a California limited partnership (the “Borrower”), the Lenders from time to time party thereto and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

A. Reference is hereby made to that certain Guaranty dated as of                  , 2015 made by the Guarantors named therein (including any additional Guarantors that execute a Guaranty Joinder Agreement) in favor of the Administrative Agent for the benefit of the Lenders and the LC Issuer (the “Guaranty”).

B. The Joining Guarantor will materially benefit directly and indirectly from the credit facility made available and to be made available to the Borrower by the Lenders under the Credit Agreement and desires to become a Guarantor under the Guaranty.

NOW, THEREFORE, the Joining Guarantor hereby agrees as follows:

1. Joinder. The Joining Guarantor hereby irrevocably, absolutely and unconditionally agrees to become a party to the Guaranty as a Guarantor and be bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder, including, without limitation, the guaranty pursuant to paragraph 1 of the Guaranty of the payment and performance in full of the Obligations and Expenses, all with the same force and effect as if the Joining Guarantor were a signatory to the Guaranty.

2. Affirmations. The Joining Guarantor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Guaranty.

3. Severability. The provisions of this Guaranty Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

EXHIBIT A

4. Counterparts. This Guaranty Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Guarantor. A facsimile or email copy of a signature of a Guarantor to this Guaranty Joinder Agreement shall have the same force and effect as an original manual signature.

5. Delivery. The Joining Guarantor hereby irrevocably waives notice of acceptance of this Guaranty Joinder Agreement and acknowledges that the Obligations are and shall be deemed to be incurred, and Credit Extensions under the Loan Documents made and maintained, in reliance on this Guaranty Joinder Agreement and the Guarantor’s joinder as a party to the Guaranty as herein provided.

6. Governing Law; Venue; Waiver of Jury Trial; Judicial Reference. The provisions of paragraphs 8, 9 and 10 of the Guaranty are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Guarantor has duly executed and delivered this Guaranty Joinder Agreement as of the day and year first written above.

JOINING GUARANTOR:

,
a

By:
Name:
Title:

EXHIBIT A

EXHIBIT C

FORM OF BORROWING NOTICE

TO: U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of [            ], 2015 among Shea Homes Limited Partnership (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned Borrower hereby gives to the Administrative Agent a request for borrowing pursuant to Section 2.8 of the Credit Agreement, and the Borrower hereby requests to borrow on [            ], 20[    ] (the “Borrowing Date”) from the Lenders, on a pro rata basis, an aggregate principal Dollar Amount of $[            ] in Loans as:

1.	a Daily Eurocurrency Advance

2.	a Eurocurrency Advance with the following characteristics:

Interest Period of [                    ] month(s)

The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) all of the representations and warranties of the Borrower set forth in the Credit Agreement (a) that contain a materiality qualifier are true and correct in all respects and (b) that do not contain a materiality qualifier are true and correct in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) on and as of the date of the Advance requested herein; (ii) at the time of and immediately after giving effect to such Advance, no Default shall have occurred and be continuing; and (iii) all other relevant conditions set forth in Section 4.2 of the Credit Agreement have been satisfied.

******

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.

Dated:             , 20

By:
Name:
Title:

EXH. C-1

EXHIBIT D

NOTE

[Date]

Shea Homes Limited Partnership, a California limited partnership (the “Borrower”), promises to pay to the order of [                                    ] (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of [            ], 2015 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, the LC Issuer and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agree to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waive demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

SHEA HOMES LIMITED PARTNERSHIP,
A California limited partnership

By:
Name:
Title:

EXH. D-1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF [                    ],

DATED [            ], 20[    ]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXH. D-2

EXHIBIT E

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated [            ], 20[    ] (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of [            ] (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shea Homes Limited Partnership (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.23 of the Credit Agreement; and

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[        ], thereby making the aggregate amount of its total Commitments equal to $[        ].

2. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

EXH. E-1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

[ ]

By:
Name:
Title:

Acknowledged as of the date first written above:

U.S. BANK NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

EXH. E-2

EXHIBIT F

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated [            ], 20[    ] (this “Supplement”), to the Credit Agreement, dated as of [                    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shea Homes Limited Partnership (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.23 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Loans of $[        ].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

EXH. F-1

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[                    ]

4. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

EXH. F-2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

[ ]

By:
Name:
Title:

Acknowledged as of the date first written above:

U.S. BANK NATIONAL ASSOCIATION
as Administrative Agent

By:
Name:
Title:

EXH. F-3

EXHIBIT G

[RESERVED]

EXH. G-1

EXHIBIT H

LIST OF CLOSING DOCUMENTS

Attached

EXH. H-1

EXHIBIT H

LIST OF CLOSING DOCUMENTS

Shea Homes Limited Partnership, LLC, a California limited partnership

February 20, 2015

LIST OF CLOSING DOCUMENTS

1. Credit Agreement

2. Note – U.S. Bank

3. Note – Wells Fargo Bank

4. Note – JP Morgan

5. Guaranty

6. All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower and each Guarantor and the authorization for the execution, delivery, and performance of the Loan Documents and the transactions contemplated therein by Borrower and each Guarantor.

7. Opinions of Borrower’s and Guarantors’ Counsel

EXH. H-2

EXHIBIT I

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you by the Borrower pursuant to Section 6.1(e) of the Credit Agreement, dated as of             , 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among Shea Homes Limited Partnership (the “Borrower”), the lenders or other financial institutions that are parties as lenders (collectively, the “Lenders”), and U.S. Bank National Association, as administrative agent for the Lenders (the “Administrative Agent”). This Compliance Certificate relates to the accounting period ending [                    ]. I, the undersigned, on behalf of the Borrower, do certify on behalf of the Borrower that:

1. I am the chief financial officer of the Borrower.

2. I have reviewed and am familiar with the contents of this Compliance Certificate.

3. I, on behalf of the Borrower, have read the Credit Agreement and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Loan Parties and their Subsidiaries during the accounting period covered by the financial statements attached hereto as Schedule I (the “Financial Statements”). Such review did not disclose, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or Event of Default (except as set forth on Schedule III).

4. Attached hereto as Schedule II are the computations showing compliance with the covenants set forth in Section 6.23 of the Credit Agreement as of the end of the accounting period set forth above.

[Signature page follows.]

EXH. I-1

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate this    day of         , 20    .

SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership

By:
Name:
Title:

EXH. I-2

Schedule I

to Exhibit I

Financial Statements

[See Attached]

EXH. I-3

Schedule II

to Exhibit I

Compliance Certificate Calculations

($ in 000’s)

For the [Quarter] [Year] ended                      (the “Reporting Date”)

I.	Section 6.23(a) - Interest Coverage Ratio

A.	Consolidated EBITDA for the period of four fiscal quarters ending on the Reporting Date:

	1.	Consolidated Net Income (excluding net income from Excluded Subsidiaries):	$

	2.	Cash distributions of income from Joint Ventures:	$

	3.	Consolidated Interest Expense:	$

	4.	Expense for income taxes paid or accrued:	$

	5.	Depreciation:	$

	6.	Amortization:	$

	7.	Non-cash (including impairment) charges:	$

	8.	Extraordinary losses:	$

	9.	Loss (gain) on early extinguishment of indebtedness:	$

	10.	Transaction costs and restructuring charges required to be expensed under FASB ASC 805:	$

	11.	The amount of any net losses from discontinued operations, including net losses from the sale or disposition of discontinued operations:	$

	12.	Any fees, expenses or charges related to any issuance or Capital Stock, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred hereunder including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transaction, in each case, deducted in computing Consolidated Net Income:	$

EXH. I-4

	13.	Unusual or non-recurring costs and expenses in an amount not to exceed 10% of Consolidated EBITDA in any four fiscal quarter period:	$

	14.	To the extent not duplicative of any of the foregoing, cash distributions received from Excluded Subsidiaries:	$

	15.	Non cash gains and extraordinary gains:	$

	16.	Income (loss) from Joint Ventures and from Financial Services Subsidiaries:	$

	17.	Consolidated EBITDA (Lines I.A.1 + 2 + 3+ 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 + 12 + 13 + 14 – 15 – 16):	$

B.	Consolidated Interest Incurred: $

C.	Interest Coverage Ratio (Lines I.A.12. to I.B.):

D.	Minimum Interest Coverage Ratio required (1.5 to 1.0)

II.	Section 6.23(b) - Maximum Adjusted Leverage Ratio

A.	Consolidated Debt:

	1.	all funded debt of the Loan Parties and their Subsidiaries:	$

	2.	funded debt of partnerships that are Subsidiaries with recourse to any Loan Party or their Subsidiaries:	$

	3.	the sum of (i) all reimbursement obligations with respect to amounts drawn and not reimbursed under Financial Letters of Credit and amounts drawn and not reimbursed under Performance Letters of Credit (excluding any portion of the actual or potential obligations that are secured by cash collateral) and (ii) the maximum amount available to be drawn under all undrawn Financial Letters of Credit, in each case issued for the account of, or guaranteed by, any Loan Party or any of their respective Subsidiaries (excluding any portion of the actual or potential obligations that are secured by cash collateral)	$

	4.	all Contingent Obligations of the Loan Parties or their Subsidiaries of funded debt of third parties:	$

	5.	Obligations due and payable:	$

EXH. I-5

	6.	All Contingent Obligations due and payable	$

	7.	Total Consolidated Debt (Lines II.A.1. + 2. + 3. + 4. + 5.):	$

B.	Unrestricted Cash (to the extent it exceeds $5,000,000):

	1.	Unrestricted Cash:	$

	2.	Unrestricted Cash for use in Adjusted Leverage Ratio (Lines II.B.1 - $5,000,000):	$

C.	Consolidated Tangible Net Worth:

	1.	consolidated stockholders equity:	$

	2.	intangible assets:	$

	3.	up to $70,000,000 of the funds paid as required by the CCM Proceeding	$

	4.	Adjustment (up or down as applicable) to account for changes in stockholders’ equity that do not flow to Borrower’s income statement solely to the extent such changes are due to unusual transfers of assets between Borrower and its Affiliates permitted under the Credit Agreement, excluding contributions or distributions of equity, as approved by Administrative Agent	$

	5.	Consolidated Tangible Net Worth (Lines II.C.1 - II.C.2 + II.C.3 + II.C.4):	$

D.	Adjusted Leverage Ratio
(Lines II.A.6 - II.B.2) divided by (II.C.5): %

E.	Maximum Adjusted Leverage Ratio: %

(Must be (i) 2.0 to 1.0 prior to and including March 31, 2017, and (ii) 1.85 to 1.0 at any time after March 31, 2017)

III.	Section 6.23(d) - Minimum Consolidated Net Worth Test

A.	Consolidated Tangible Net Worth (from Line II.C.5):		$

B.	$400,000,000;

	1.	50% of the cumulative Net Cash Proceeds of any Equity Issuances received by Borrower from and after [ ];	$

EXH. I-6

	2.	50% of an amount equal to (i) the cumulative Consolidated Net Income (without deductions for losses sustained during any fiscal quarter) of the Loan Parties and their Subsidiaries from and after [ ] minus (ii) income taxes on such income at a presumed combined Federal and State rate of fifty percent (50%):	$

	3.	Required Minimum Consolidated Tangible Net Worth
		(Lines IV.B + IV.B.1. + IV.B.2.)	$

C.	Test: Line IV.A. ≥ IV.B.3.:

IV.	Section 6.23(e) - Maximum Ratio of Land Assets to Consolidated Tangible Net Worth

A.	Land Assets	$

B.	Consolidated Tangible Net Worth (from Line II.C.5)	$

C.	Actual Ratio of Line IV.A to Line IV.B:

D.	Maximum Ratio of Land Assets to Consolidated Tangible Net Worth	1.75 to 1.0

V.	Minimum Liquidity

A.	Unrestricted Cash:	$

(Must be greater than or equal to $5,000,000)

EXH. I-7

Schedule III

to Exhibit I

Defaults and Events of Default

EXH. I-8

EXHIBIT J

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swing line loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/ Approved Fund of [identify Lender]1]

3.	Borrower(s):

4.	Administrative Agent:	[ ], as the agent under the Credit Agreement.

5.	Credit Agreement:	The [amount] Credit Agreement dated as of [ ], 20[ ] among Shea Homes Limited Partnership, the Lenders party thereto, U.S. Bank National Association, as Administrative Agent, and the other agents party thereto.

[1]	Select as applicable.

EXH. J-1

6. Assigned Interest:

Aggregate Amount of Commitment/ Loans for all Lenders[2]	Amount of Commitment/ Loans Assigned[3]	Percentage Assigned of Commitment/ Loans[4]	Commitment of Assignor Following Assignment	Commitment of Assignee Following Assignment
$[ ]	$[ ]	[ %]	$[ ]	$[ ]

7. Trade Date: [ ][5]

Effective Date: [ ], 20[ ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[Consented to and]6 Accepted:

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
[6]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

EXH. J-2

U.S. BANK NATIONAL ASSOCIATION
as Administrative Agent

By:
Name:
Title:

[Consented to:]7

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

[7]	To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

EXH. J-3

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectability, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with

EXH. J-4

their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXH. J-5